EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

JACKSONVILLE BANCORP, INC.,

CAPGEN CAPITAL GROUP IV LP

AND EACH OF THE OTHER

INVESTORS NAMED HEREIN

DATED AS OF

AUGUST 22, 2012

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(continued)

(continued)

(continued)

SCHEDULES

SCHEDULE I	Form of Preferred Stock Designation

SCHEDULE II	Subsidiaries

SCHEDULE III	Form of Share Increase Amendment

SCHEDULE IV	Form of Incentive Plan Amendment

SCHEDULE V	Form of Director and Officer Waiver and Acknowledgement Agreement

SCHEDULE VI	Form of Director and Executive Officer Support Agreement

SCHEDULE VII	Form of Registration Rights Agreement

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INDEX TO DEFINED TERMS

2012 MOU	8
Accredited Investor	44
affiliate	44
Agreement	1
Applicable Law	44
Articles of Incorporation	1
Bank	1
beneficial ownership	45
Benefit Plan	15
BHCA	2
Board	45
BOLI	9
Business Day	45
Call Reports	6
CapGen	1
Change of Control Benefits	18
Closing	1
Closing Date	2
Code	9
Commitments	27
Common Stock	1
Company	1
Company Board Recommendation	4
Company Reports	6
Conversion	3
Covered Securities	39
D&O Insurance	17
Designated Securities	40
Disclosure Schedule	5
Enforcement Actions	8
Environmental Law	16
ERISA	15
ERISA Affiliate	15
Exchange Act	45
FDI Act	37
FDIC	8
Federal Reserve	8
Federal Reserve Policy Statement	22
Federal Reserve Resolutions	8
FFIEC	6
Florida OFR	8
GAAP	45
Governmental Authority	4
Green Employment Agreement	5
Group	10

Hazardous Substance	16
Incandela Employment Agreement	5
Incentive Plan Amendment	3
Indemnified Person	42
Initial Investment Agreement	5
Initial Investors	5
Initial Preemptive Rights	5
Investment Banker	25
Investor Call	2
Investor Party	42
Investor Percentage Interest	39
Investors	1
Leases	18
Legend Removal Date	32
Liens	1
Losses	42
Material Adverse Effect	45
Money Laundering Laws	9
OFAC	9
Offer Period	40
OREO	18
Original Meeting Date	29
Permits	9
person	45
Placement Agent	20
Plan Asset Regulations	33
Preferred Stock	1
Preferred Stock Designation	1
Press Release	39
Private Placement	1
Private Placement Documents	23
Proposals	3
Proxy Statement	30
Public Offering	41
Purchase Price	2
Purchased Shares	1
Qualified Offering	39
Qualified Offering Notice	40
Regulatory Authority	8
Regulatory Reports	8
Related Interest	45
Requisite Shareholder Vote	4
Resale Registration Statement	32
Restricted Stock	5
Returns	11

Reverse Stock Split	3
Rule 144A offering	40
SEC	4, 46
Securities	1
Securities Act	46
Share Increase Amendment	3
Share Price	1
Shareholder Approvals	3
Shareholders’ Meeting	28

Stock Incentive Plan	3
Subsidiary	46
Support Agreement	20
Takeover Laws	4
Taxes	10
Termination Date	43
Transaction	1
Underlying Shares	1
VCOC Rights Inspector	33

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of August 22, 2012 (this “Agreement”), is by and among JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”), and CAPGEN CAPITAL GROUP IV LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors set forth on the signature pages to this Agreement (collectively, with CapGen, the “Investors”).

The Company is a bank holding company that is the sole shareholder of The Jacksonville Bank, a Florida state-chartered commercial bank (the “Bank”).

The Company has offered, in a private placement, to issue and sell to the Investors, and the Investors seek to purchase, an aggregate of 50,000 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share, of the Company (the “Preferred Stock”), at a purchase price of $1,000.00 per share (the “Share Price”) on the terms and subject to the conditions set forth in this Agreement (the “Private Placement”).

The Preferred Stock will have the terms set forth in the articles of amendment to the Company’s amended and restated articles of incorporation (“Articles of Incorporation”) designating the Preferred Stock in the form attached hereto as Schedule I (the “Preferred Stock Designation”). The Company will file the Preferred Stock Designation with the Florida Secretary of State prior to and as a condition to the closing (the “Closing”) of the Private Placement. The Preferred Stock will be mandatorily convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to and in accordance with the terms and conditions of the Preferred Stock Designation.

The shares of Preferred Stock to be sold in the Private Placement are collectively referred to as the “Purchased Shares.” The shares of Common Stock into which the Purchased Shares are to be convertible are referred as the “Underlying Shares” and the Underlying Shares and the Purchased Shares are referred to, collectively, as the “Securities.”

The number of Purchased Shares to be bought by each Investor hereunder is set forth on such Investor’s signature page. Each of CapGen and the other Investors are acting separately.

In consideration of the premises, and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I.

PURCHASE AND SALE OF THE PURCHASED SHARES

Section 1.01 Issuance, Sale and Delivery of the Purchased Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue, sell and deliver to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the respective number of Purchased Shares set forth on such Investor’s signature page, free and clear of all liens, pledges, security interests, adverse claims, charges and other encumbrances (“Liens”), other than those placed thereon by or on behalf of an Investor with respect solely to such Investor’s Purchased Shares (such issuance, sale and purchase of the Purchased Shares, along with the other commitments by each party to the others set forth in this Agreement, the “Transaction”).

Section 1.02 Closing. The Closing of the Private Placement shall be held at a mutually agreeable location upon satisfaction (or waiver, if applicable) of all conditions to Closing; provided that the closing date (“Closing Date”) may not occur prior to the end of the ten Business Days or such shorter period of not less than five Business Days acceptable to each Investor, including CapGen, commencing upon the issuance of a notice by CapGen to its investors to call funds required to purchase the Purchased Shares that CapGen is acquiring (the “Investor Call”). The Company and the Investors will cooperate and use their respective commercially reasonable best efforts to close the Private Placement, subject to the terms and conditions hereof, as soon as practicable. At the Closing, subject to the terms and conditions hereof, the Company shall issue and deliver to each Investor the number of Purchased Shares set forth on such Investor’s signature page in accordance with Section 1.01 in certificate form or in uncertificated book-entry form pursuant to instructions of such Investor provided to the Company at least three Business Days in advance of the Closing Date.

Section 1.03 Payment of Purchase Price. As payment in full for the Purchased Shares, on the Closing Date, upon receipt of the Purchased Shares, each Investor shall deliver to the Company an amount equal to $1,000.00 per Purchased Share to be acquired by each Investor hereunder (such aggregate amount, the “Purchase Price”). Payment of the Purchase Price shall be made in funds immediately available to the Company by wire transfer to the bank account designated by the Company at least three Business Days in advance of the Closing Date.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor, as of the date hereof and as of the Closing Date (except to the extent such representations and warranties are limited expressly to an earlier specific date, in which case such representations and warranties were accurate on and as of such specified date) as follows and understands that each Investor is relying on these representations and warranties:

Section 2.01 Organization and Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(b) Schedule II sets forth all Subsidiaries of the Company. The Company owns, directly or indirectly, all of the capital stock of, or other ownership interests in (except the outstanding trust preferred interests in the Company’s statutory trust Subsidiaries), each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company’s principal Subsidiary and sole banking Subsidiary is the Bank. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Bank’s deposits are insured by the FDIC, and all FDIC insurance premiums and assessments required to be paid have been paid when due.

Section 2.02 Corporate Power. Each of the Company and each Subsidiary has all requisite power and authority (corporate and other) to carry on its business as it is now being conducted, and to own, lease or operate all its properties and assets. The Company has all requisite corporate power and authority and, subject to obtaining the Shareholder Approvals and the filing of the Preferred Stock Designation and the Share Increase Amendment with the Florida Secretary of State, has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction (including the Private Placement and the issuance of the Securities).

Section 2.03 Corporate Authority.

(a) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Investors, this Agreement is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or to general equity principles.

(b) The Board (at a meeting or meetings duly called and held or by written consent) unanimously (i) determined that this Agreement and the Transaction (including the Private Placement and the issuance of the Securities) are advisable and fair to and in the best interests of, the shareholders of the Company; (ii) directed that each of the following items (the “Proposals”) be submitted to the Company’s shareholders for approval (collectively, the “Shareholder Approvals”): (A) the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock, as set forth in Schedule III (the “Share Increase Amendment”), (B) the issuance of the shares of Common Stock upon the conversion (“Conversion”) of the Purchased Shares, (C) the amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”) as set forth in Schedule IV (the “Incentive Plan Amendment”) to increase the number of shares authorized thereunder to a number of shares of Common Stock equal to 7.0% of the shares of Common Stock issuable in the Conversion, in order to provide for, among other things, all equity awards to Stephen C. Green and Margaret A. Incandela not to exceed, in the aggregate, 3.50% of the shares of Common Stock issuable in the Conversion, and (D) to authorize an amendment to the Articles of Incorporation to effect, following the Closing, a reverse stock split of the outstanding shares of the Company’s common stock at a ratio of up to 1-for-20 (the “Reverse Stock Split”), with the exact ratio and timing as determined in the Board’s discretion;

and (iii) resolved to recommend that such shareholders approve each of the Proposals (such recommendation, the “Company Board Recommendation”). After giving effect to the Board actions described in this Section 2.03(b), no U.S. federal or state “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws or regulations (such laws or regulations, “Takeover Laws”) are applicable to the execution, delivery or performance of this Agreement or the consummation of the Transaction (including the Private Placement and the issuance of the Securities). The Company has no shareholder rights plan, poison pill or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

Section 2.04 Governmental Authority Approvals; Shareholder Approval; No Violations.

(a) No consents, approvals, permits, orders, authorizations of, exemptions, reviews or waivers by, or notices, reports, filings, declarations or registrations to or with, any federal, state or local court, governmental, legislative, judicial, administrative authority, Regulatory Authority, taxing authority, agency, commission, body or other governmental entity or self regulatory organization (each, a “Governmental Authority”) or with any third party are required to be made or obtained by the Company, the Bank or any Subsidiary of either of them in connection with the execution, delivery and performance by the Company of this Agreement or the sale of the Purchased Shares, the Conversion and the issuance of the Underlying Shares, or any other aspect of the Transaction, except for (i) the Shareholder Approvals, (ii) those already obtained or made, (iii) filings with the U.S. Securities and Exchange Commission (“SEC”) or any securities or “blue sky” authorities of any other applicable jurisdiction and (iv) filings of amendments to the Company’s Articles of Incorporation (including the Preferred Stock Designation and the Share Increase Amendment) with the Florida Secretary of State.

(b) The only votes of the holders of outstanding securities of the Company required by the Articles of Incorporation, the Company’s bylaws, Applicable Law, Nasdaq Listing Rule 5635, or otherwise, for the Shareholder Approvals for each of the Proposals are the respective affirmative votes set forth in the following table (in each case, the “Requisite Shareholder Vote”):

Action	Requisite Shareholder Vote
Share Increase Amendment	Majority of outstanding shares of Common Stock
Issuance of Shares of Common Stock upon Conversion	Majority of shares of Common Stock voted on Proposal
Incentive Plan Amendment	Majority of shares of Common Stock voted on Proposal
Reverse Stock Split	Majority of outstanding shares of Common Stock

(c) The execution, delivery and performance of this Agreement by the Company does not, and (assuming the Shareholder Approvals are obtained) the consummation by the Company of the Transaction (including the Private Placement, the filing of the Preferred

Stock Designation and the Share Increase Amendment with the Florida Secretary of State, and the issuances of the Securities) will not, (i) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations or penalties or the creation of any indebtedness, Lien or exception to title of any kind on the assets of the Company or any Subsidiaries (with or without notice, lapse of time, or both) pursuant to, or a debt repayment trigger under, agreements to which the Company or any Subsidiary or any of their respective properties is a party or is subject or bound, or any Applicable Law or Nasdaq listing rule to which the Company or any Subsidiary or any of their respective properties is subject; except for any breach, violation, default, acceleration or debt repayment trigger that, individually or in the aggregate, has not or is not reasonably likely to have a Material Adverse Effect; or (ii) constitute or result in a breach or violation of, or a default under, the Articles of Incorporation or the bylaws of the Company or the organizational documents of any Subsidiary, in each case, effective as of the Closing Date.

Section 2.05 Company Capital Stock; Purchased Shares. (a) As of the date hereof, the authorized capital stock of the Company consists solely of 40,000,000 shares of Common Stock, of which 5,890,880 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares have been designated or are issued or outstanding. As of the date hereof, there are outstanding options on 168,500 shares of Common Stock, at an average exercise price of $12.75 per share. Other than 4,933 shares of restricted Common Stock (“Restricted Stock”) that are currently outstanding and not vested, there are no other equity incentives or awards of any kind or type issued or outstanding and no shares of Common Stock reserved therefor. The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, were not issued in violation of any preemptive rights, and except for preemptive rights held by CapGen and other investors (the “Initial Preemptive Rights”) pursuant to Stock Purchase Agreement, dated as of May 10, 2010, by and among the Company, CapGen, and the respective other investors (the “Initial Investors”) named therein (the “Initial Investment Agreement”), all of which have been waived or exercised except for one Initial Investor, no holders of Company Common Stock have any preemptive or similar rights. No options, rights or warrants have been granted with respect to shares of Common Stock since January 9, 2012. Section 2.05 of the Company’s disclosure schedule (the “Disclosure Schedule”) shows all outstanding options and shares of Restricted Stock outstanding on the date hereof, as well as those to be granted to Stephen C. Green and Margaret A. Incandela pursuant to their respective employment agreements.

(b) The issuance of the Purchased Shares and the Underlying Shares have been duly authorized by all necessary corporate action on the part of the Company subject, in the case of the issuance of the Underlying Shares, to the receipt of the Requisite Shareholder Vote, and, when issued and delivered as provided in this Agreement and the Preferred Stock Designation, all Purchased Shares and Underlying Shares will be duly and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive rights, except those preemptive rights granted to the Investors hereby. Except with respect to the issuance of the Securities pursuant to this Agreement or as disclosed in Section 2.05(a) above, and with respect to (i) the award of Restricted Stock to be granted to Stephen C. Green as contemplated by his executive employment agreement dated July 30, 2012 with the Company and the Bank (the “Green Employment Agreement”), subject to the conditions set forth therein, (ii) the equity incentive to be granted to Margaret A. Incandela as contemplated by her proposed executive employment agreement with the Company and the Bank (the “Incandela Employment

Agreement”), subject to the conditions set forth therein, and (iii) the Public Offering (as defined below), neither the Company nor any Subsidiary has and is bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings, arrangements, whether or not binding, of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company or any Subsidiary. There are no outstanding securities or instruments of the Company which contain any mandatory redemption or similar provisions (except for outstanding trust preferred securities, where no redemption provisions are currently applicable), and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities, instruments or agreements containing anti-dilution adjustment or similar provisions that will be triggered by the issuance of the Purchased Shares or the Underlying Shares, other than the Initial Preemptive Rights.

Section 2.06 Company Reports; Financial Statements, Etc. (a) Except as set forth on Section 2.06(a) of the Disclosure Schedule, the Company and each Subsidiary has filed or furnished, as applicable, on a timely basis, all forms, filings, registrations, submissions, statements, certifications, reports and documents (together with any amendment filed or furnished prior to the date hereof, the “Company Reports”) required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act, and all call reports (“Call Reports”) to be filed with the FDIC since December 31, 2008. Each of the Company Reports to the SEC, at the time of its filing or being furnished (or, if amended, as of the date of the filing or furnishing of such amendment), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act applicable to the Company Reports, and all Call Reports filed complied in all material respects with the Federal Financial Institution Examination Council (“FFIEC”) Call Report instructions and requirements. As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required under the rules of the SEC to be in compliance with GAAP). All consolidated financial statements fairly present, in all material respects, the consolidated financial position, consolidated results of operations, consolidated changes in shareholder equity and consolidated cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments that were not and that are not expected to be, individually or in the aggregate, material to the Company and its consolidated Subsidiaries taken as a whole). All annual consolidated financial statements of the Company have been audited by independent registered public accounting firms. The Bank’s consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Call Reports: (i) were prepared in accordance with FFIEC instructions applied on a consistent basis throughout the periods indicated; and (ii) complied as to form, as of their respective filing dates, in all material respects with applicable accounting requirements and with the published rules and regulations of the FFIEC and FDIC with respect thereto. Such consolidated financial statements fairly present, in all material respects, the consolidated financial position, consolidated results of operations, consolidated changes in shareholder equity and consolidated cash flows of the Bank and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments that were not and that are not expected to be, individually or in the aggregate, material to the Bank and its consolidated Subsidiaries taken as a whole).

(c) As of the date hereof, the Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Market, its successor or other stock exchange upon which any Company securities are listed, except as disclosed in Section 2.05(c) to the Company Disclosure Schedule, and except for the fact that Nasdaq has notified the Company, by letter dated July 26, 2012, that the Company had failed to meet the minimum Market Value of Publicly Held Shares required for continued listing on the Nasdaq Global Market, for which the Company has 180 days to cure.

(d) The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act or otherwise is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

(e) The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Board, (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Board any material weaknesses in internal control over financial reporting; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2008, no material complaints, allegation, assertion or claim, whether written or oral from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Board or the Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act of 2002.

(f) There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings, which is not so disclosed.

Section 2.07 Compliance with Applicable Laws; Regulatory Filings; Permits. (a) Neither the Company nor its Subsidiaries is in violation of, and has not violated or been charged with a violation of, any Applicable Law, except for the matters covered by the Enforcement Actions (as defined below) and such violations as have not had and are not reasonably likely to have a Material Adverse Effect. In 2008, the Bank became subject to a Memorandum of Understanding, by and among the Bank, the Federal Deposit Insurance Corporation (“FDIC”) and the Florida Office of Financial Regulation (the “Florida OFR”) or their delegees, which was replaced by the Memorandum of Understanding sent to the Bank by letter dated July 13, 2012 (the “2012 MOU”), and the Company is subject to the resolutions adopted by the Company’s board of directors on October 28, 2008 (the “Federal Reserve Resolutions”) at the request of the Board of Governors of Federal Reserve System or its delegee (the “Federal Reserve”). Herein, the 2012 MOU and the Federal Reserve Resolutions are collectively called the “Enforcement Actions.” Except for the fact that, as of the date hereof, the Company and the Bank do not meet their minimum capital requirements, and except as otherwise described in Section 2.07 of the Disclosure Schedule, the Company and the Bank are in compliance in all respects with the Enforcement Actions, and have received no notice from the FDIC, the Florida Division or the Federal Reserve of any breach of or noncompliance with the Enforcement Actions.

(b) The Company and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto (the “Regulatory Reports”), that they were required to file since December 31, 2008 with the Federal Reserve, the FDIC and the Florida OFR (each a “Regulatory Authority”) and any other Governmental Authority having jurisdiction over its business or any of its assets or properties, and have timely paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Authority with which they were filed. As of their respective dates (or, if amended, as of the date of such amendment), the Regulatory Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c) The Company and the Subsidiaries hold all material registrations, licenses, permits and franchises (“Permits”) as are required to conduct their respective businesses as now conducted (including any insurance or securities activities), and all such licenses, permits and franchises are valid and in full force and effect. No suspension or cancellation of any such Permits has been initiated or threatened, and all filings, applications and registrations with respect thereto are current.

(d) The Company and the Subsidiaries are in compliance with Section 409A of the Internal Revenue of 1986, as amended (the “Code”), and Applicable Laws and rules and policies of applicable Regulatory Authorities with respect to (i) any bank-owned life insurance (“BOLI”) or similar insurance, regardless of where the insurance is held, and (ii) all stock options, equity awards or incentives, employment and severance agreements, arrangements and understandings. Except as disclosed in Section 2.07 of the Company Disclosure Schedule, all BOLI complies with all Governmental Authority guidelines and policies.

(e) The operations of the Company and Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA Patriot Act, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no investigation, inquiry, action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as is disclosed in Section 2.07(e) of the Disclosure Schedule. No investigation, suit or proceeding disclosed in Section 2.07(e) of the Disclosure Schedule would reasonably be expected to have a Material Adverse Effect.

(f) The Company and its Subsidiaries have conducted their operations at all times in compliance with the rules and regulations of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). Neither the Company nor Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by OFAC or is not in compliance in all material respects with all OFAC requirements; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(g) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, nor to the Company’s knowledge, employees, agents or other persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(h) The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be assigned a CRA rating by federal or state banking regulators lower than “satisfactory”; or (ii) to be deemed to be operating in violation, in any material respect, of the Money Laundering Laws.

Section 2.08 No Undisclosed Liabilities. Neither the Company nor the Subsidiaries have any liabilities of any nature, whether accrued, absolute, matured or unmatured, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (a) were incurred in the ordinary course of business, or (b) are properly reflected in the Company’s most recent consolidated financial statements contained in the Company Reports and the Regulatory Reports to the extent required to be so reflected or reserved against in accordance with GAAP or requirements of the Governmental Authorities.

Section 2.09 Absence of Certain Changes. Since December 31, 2011, (a) the Company and Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice; and (b) no event or events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except for such changes as are contemplated herein and disclosed in Section 2.09 of the Disclosure Schedule.

Section 2.10 Tax Matters. (a) For purposes of this Section 2.10, the following definitions shall apply:

(i) The term “Group” means, individually and collectively, (A) the Company; (B) the Bank; (C) the affiliated group as defined in Section 1504(a) of the Code of which the Bank is or has been a member at any time; and (D) any individual, trust, corporation, partnership, limited liability company or any other entity as to which the Company or the Bank is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations, including as part of a combined or unitary group.

(ii) The term “Taxes” means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, including all income or profits taxes (including federal income taxes and state income taxes), alternative or add-on minimum taxes, estimated taxes, payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, document transfer taxes, workers’ compensation and Pension Benefit Guaranty Corporation premiums, self dealing or prohibited transactions taxes, customs, duties, capital stock and intangibles taxes, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect, whether disputed or not.

(iii) The term “Returns” means all reports, estimates, declarations of estimated Taxes, claims for refunds, information statements and returns required to be prepared or filed in connection with, any Taxes, employee agreement or Plan, including any schedule or attachment thereto, and including any amendment thereof.

(b) All Returns required to be filed by or on behalf of any members of the Group prior to the Closing Date have been, or will be, duly filed on a timely basis, subject to any applicable extensions. Such Returns are true, correct and complete. All Taxes owed by any members of the Group (whether or not shown on any Return) have been paid in full on a timely basis, and no other Taxes are owing or payable by the Group with respect to items or periods covered by such Returns or with respect to any taxable period ending on or before the date of this representation and warranty for which a Return was due prior to such date. No claim has ever been made by any Governmental Authority for any jurisdiction in which any member of the Group does not file Returns that it is or may be subject to taxation by that jurisdiction. No security interests, liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of the Group that arose in connection with any failure or alleged failure to pay any Taxes. Each member of the Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any and all officers, directors, employees and agents (including any independent contractor, foreign person or other third person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including income, social security, employment tax withholding, and withholding under Sections 1441 through 1446 of the Code). The Bank has timely complied with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

(c) The amount of the Group’s liability for unpaid Taxes for all periods ending on or before the last day of the month before the Closing Date (including accruals for any exposure item) shall not, in the aggregate, exceed the amount of the liability accruals for Taxes, as such accruals are reflected on the Group’s most recent consolidated balance sheet contained in the Company Reports. All such accruals are, or will be, recorded in accordance with GAAP.

(d) The Company has made and caused the Bank or any other member of the Group to make available to the Investor true, correct and complete copies of all federal and state income tax Returns for all periods that are open for federal and state tax purposes and all other Returns, including income tax audit reports, statements of income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by the Group or on behalf of the Group, as well as draft Returns for the Group for all Taxes for all periods ending on or before the Closing Date.

(e) (i) No deficiencies have been asserted with respect to Taxes of the Group or any members of the Group that remain unpaid; (ii) none of the Group or any of its members is a party to any action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been asserted or threatened against the Group, any member of the Group or any of their respective assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to any Taxes or Returns of the Group or any member of the Group. The Returns of the Group and any of its members for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority, nor is any such audit in process, pending or, to the knowledge of the Company, threatened. Neither the Company nor any director or officer (or employee responsible for Tax matters) of any other member of the Group is aware of any facts or circumstances that, if known by any Governmental Authority would be reasonably likely to cause the Governmental Authority to assess any additional Taxes for any period for which Returns have been filed.

(f) No member of the Group has (i) been or shall be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing in accordance with Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring prior to the Closing; (ii) filed any disclosure under Section 6662 of the Code or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return; (iii) engaged in a “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4(b); (iv) ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or the Bank was not the ultimate parent company; (v) been the “distributing corporation” or the “controlled corporation” (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) in a distribution that would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code); (vi) incurred any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any person other than the Company or the Bank; or (vii) ever been a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(g) No member of the Group shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale or other open transaction disposition made on or prior to the Closing Date; (ii) prepaid amount received on or prior to the Closing Date; (iii) a closing agreement described in Section 7121 of the Code or any corresponding provision of state of foreign Tax Law executed on or prior to the Closing Date; or (iv) any change in method of accounting for a taxable period or portion thereof ending on or before the Closing Date.

(h) There has been no “ownership change,” as defined in Section 382 of the Code, with respect to any member of the Group.

Section 2.11 Transactions with Affiliates. Except as disclosed in the Company Reports, since November 16, 2010, no current or former officer, director or employee of the Company or the Subsidiaries, any of their respective family members, any other corporation or organization of which any of the foregoing persons is an officer, director or beneficial owner of 10% or more of any class of its equity securities, or any trust or other estate in which any of the foregoing persons has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity, nor any current or former affiliate of the Company or the Subsidiaries:

(a) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Bank or in any transaction or series of similar transactions to which the Bank is a party;

(b) is indebted to the Company or the Subsidiaries, except as set forth in Section 2.11(b) of the Disclosure Schedule and except for normal business expense advances and for loans and extension of credit (i) made in the ordinary course of the Bank’s business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons, (iii) that did not involve more than the normal risk of collectability or present other unfavorable features, and (iv) which are not disclosed as nonaccrual, past due, restructured or potential problems in the Company’s filings with any Governmental Authority;

(c) holds indebtedness of the Company or any of the Subsidiaries, except for deposit obligations owed by the Bank, and amounts due under normal salary or reimbursement or ordinary business expenses, except as shown in Section 2.11(c) of the Disclosure Schedule (and, in such event, unless further noted in Section 2.11(c) of the Disclosure Schedule, each such person to whom the Company or any Subsidiary is indebted has fully performed and is not in default or in breach of such person’s agreements to extend credit to the Company or any Subsidiary and each such person has not refused or indicated such person’s intent not to perform under such agreements);

(d) is a party to a material agreement as described in Section 2.14 with the Company or the Subsidiaries other than agreements related to employment or service as a director, except as expressly provided for by this Agreement or as described in Section 2.11(d) of the Disclosure Schedule; and

(e) has any other relationship or has engaged or engages in any other transaction or series of similar transactions that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

All of the transactions referred to in this Section 2.11 are transactions that were entered into in the ordinary course of business on an arm’s-length business pursuant to normal business terms and conditions. Further, in the case of loans and extensions of credit by the Company or any of its Subsidiaries to any such person, all such loans and extensions of credit also had the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons unrelated to the lender, and did not involve more than the normal risk of collectability or other unfavorable features.

Section 2.12 Loans. (a) With respect to each outstanding loan, lease or other extension of credit or commitments to extend credit by the Bank (a)(i) the Bank has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (ii) all documents and agreements necessary for the Bank to enforce such loan, lease or other extension of credit are in existence and in the Bank’s possession; (iii) no claims, counterclaims, set-off rights or other rights have been asserted against the Bank, nor, to the knowledge of the Company, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (iv) each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with the Bank’s then-applicable underwriting guidelines and policies, the terms of the relevant credit documents and agreements and Applicable Law, including Federal Reserve Regulations O and W, and applicable limits on loans to one borrower under Applicable Law.

(b) There are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been or should have been classified by the Bank or its regulatory examiners, auditors or other credit examination personnel as “watch,” “other assets (or loans) especially mentioned,” “substandard,” “doubtful,” “classified,” “criticized,” “loss” or any comparable classification, which have not been so classified.

(c) Except as disclosed in the Company Reports, there are no loans or extensions of credit owed to the Bank as to which any payment of principal, interest or any other amount is 90 days or more past due.

(d) The allowances for possible loan and lease losses shown on the financial statements included in any Company Report were, on the respective filing dates, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, as applicable, and in each case consistently applied, to provide for possible loan and lease losses as of such filing date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Regulatory Authority.

Section 2.13 Other Activities of the Company and the Bank. Except as may be described in Section 2.13 of the Disclosure Schedule, neither the Company nor the Bank, nor any officer, director or employee of the Company or the Bank acting in an agency capacity on behalf of the Company or Bank, is authorized to engage in or conduct, and does not engage in or conduct, any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties. The Bank does not engage in any trust or custodial activities.

Section 2.14 Material Agreements; No Defaults. There are no material breaches, violations, defaults, or events that have occurred, that with notice, the lapse of time and/or the occurrence of any other event would constitute a default, or allegations or assertions of any of the foregoing by the Company or the Subsidiaries, as the case may be, or, to the knowledge of the Company, any other party, with respect to any contract or agreement to which the Company or any of its Subsidiaries is a party that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K and that is to be performed in whole or in part after the date of this Agreement, and each such contract or agreement has been filed as an exhibit to the Company’s SEC filings pursuant to Item 601 of Regulation S-K.

Section 2.15 Company Benefit Plans. (a) For purposes of this Agreement, “Benefit Plan” means all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in each case sponsored or maintained by the Company or each person that, together with the Company, would be treated as a single employer under Section 414 of the Code (such person, an “ERISA Affiliate”) or to which the Company or an ERISA Affiliate contributes on behalf of its employees, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.

(b) With respect to each Benefit Plan, the Company and each ERISA Affiliate, as well as each Benefit Plan, have complied, and are in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan, including the Pension Protection Act of 2006. Each Benefit Plan has been administered in accordance with its terms and all laws and regulations applicable to such Benefit Plan, including ERISA and the Code. Each Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination or opinion letter as to its qualified status under the Code, or application for such letter will be timely filed, or if the Benefit Plan intended to be qualified under Section 401(a) of the Code is maintained pursuant to a prototype or “volume submitter” plan document, the sponsor of the prototype or volume submitter document has obtained from the National Office of the Internal Revenue Service an opinion or notification letter stating that the form of the prototype or volume submitter document is acceptable for the establishment of a qualified retirement plan under Section 401(a) of the Code.

(c) Except for liabilities fully reserved for or identified in the financial statements contained in the Company Reports, (i) no claim has been made, or to the knowledge of the Company threatened, against the Company or any ERISA Affiliate related to the employment and compensation of employees or any Benefit Plan, including any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan; and (ii) no event has occurred, and there exists no condition or set of circumstances, which could reasonably be expected to subject the Company or any Subsidiary to any liability under the terms of, or with respect to, any Benefit Plan or under ERISA, the Code or any other Applicable Law.

(d) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Benefit Plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA); (iii) “multiple employer plan” within the meaning of Section 4001(a)(3) of ERISA or subject to Section 413(c) of the Code; or (iv) “welfare benefit fund” within the meaning of Section 419 of the Code.

(e) Other than (i) the award and vesting of Restricted Stock contemplated by the Green Employment Agreement, subject to the conditions set forth therein, and (ii) the equity incentive contemplated by the Incandela Employment Agreement, subject to the conditions set forth therein, neither the execution and delivery of this Agreement, nor the consummation of the Transaction (including the Private Placement and the issuance of the Securities) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Subsidiary from the Company or any ERISA Affiliate under any Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; (iv) require the funding or increase in the funding of any such benefits; or (v) result in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust; and

(f) Neither the Company nor any ERISA Affiliate has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

Section 2.16 Environmental Matters. (a) For purposes of this Section 2.16, (i) “Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance; and (ii) “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon, and (C) any other substance which may be the subject of regulatory action by any Government Entity in connection with any Environmental Law.

(b) Except as, individually or in the aggregate, has not had or would not be reasonably expected to have a Material Adverse Effect, the Company and the Subsidiaries are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, (i) no real property currently or formerly owned or operated by the Company or any of its subsidiaries is or has been contaminated with any Hazardous Substance at any time; (ii) neither the Company nor any of its subsidiaries could be deemed the owner or operator under any Environmental Law of any property which is or has been contaminated with any Hazardous Substance; and (iii) no Hazardous Substance has been transported from any of the properties owned or operated by the Company or one of the Subsidiaries, other than as permitted under applicable Environmental Law. Since December 31, 2008, neither the Company nor any of the

Subsidiaries has received any written notice from any Governmental Authority or any third party indicating that the Company or any of the Subsidiaries is in violation of any Environmental Law, other than with respect to any matter that has been resolved, and such violation, if any, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and the Subsidiaries are not subject to any court order, administrative order or decree or any indemnity or other agreement arising under or related to any Environmental Law.

Section 2.17 Labor Matters. No employees of the Company or any of the Subsidiaries are represented by any labor union, nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any of the Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of the Subsidiaries. The Company is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours. There are no disputes with any current or former officers, directors or employees of the Company or its Subsidiaries.

Section 2.18 Insurance. The Company and each of the Subsidiaries are presently insured, and since December 31, 2008 have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. As of the date hereof, all such insurance policies are in full force and effect and no written notice of cancellation has been received. There is no existing material default by any insured thereunder. The Company maintains directors’ and officers’ liability insurance (“D&O Insurance”) in the amount of $5 million and has provided each Investor a copy of, or access to, its policy of D&O Insurance as part of Section 2.18 of the Disclosure Schedule.

Section 2.19 No Integration. Neither the Company nor the Subsidiaries, nor any of their respective affiliates, nor any person acting on their behalf, has offered or issued any securities of the Company that would be integrated with the sale of the Securities for purposes of the Securities Act, nor will the Company or the Subsidiaries or affiliates take any action or steps (and neither have they taken any action or steps) that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Investor contained in this Agreement, the offer and sale of the Purchased Shares by the Company to the Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.20 No Change of Control. Except as set forth in Section 2.20 of the Disclosure Schedule, the Company shall not, and neither the execution and delivery of this Agreement nor the Transaction (including the Private Placement and the Conversion) will, trigger any payment, termination, acceleration or vesting (to the extent not previously vested) of any payment or other rights of any type under any “change of control” or similar provision in any agreements to which the Company, the Bank or any of the Subsidiaries is a party, including any equity awards (including stock options and Restricted Stock), employment, “change in control,” severance or other compensatory agreements and any Benefit Plan, which results in payments to the counterparty, the acceleration or vesting of benefits or payments (including debt repayments) (collectively, “Change of Control Benefits”). Notwithstanding anything to the contrary in the immediately previous sentence, no provision of the awards of an aggregate of 1,990 shares of Restricted Stock in 2011 to employees (other than executive officers or directors) of the Company and the Bank shall constitute Change of Control Benefits. Section 2.20 of the Disclosure Schedule also lists each recipient of Restricted Stock in 2011 that has shares of unvested Restricted Stock as of the date hereof, along with the number of such unvested Restricted Shares each such recipient holds as of the date hereof. The Company has provided true and complete copies of duly executed Waiver and Acknowledgment Agreements substantially in the form of Schedule V from each of the Company’s and the Bank’s directors and executive officers, including Scott M. Hall, Valerie A. Kendall, Price W. Schwenck, Stephen C. Green and Margaret A. Incandela, waiving all rights, if any, which he or she might otherwise have to any Change of Control Benefits as a result of this Agreement or the Transaction

Section 2.21 Properties. (a) Except in any such case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the Company or one of the Subsidiaries has good, valid and marketable title to all such real personal and mixed property owned by the Company, free and clear of any Liens, and there are no outstanding options to purchase or sell real property, except for dispositions of other real estate owned (“OREO”) in the ordinary course or pursuant to the Company’s asset disposition plans.

(b) The Company has made available to the Investor copies of all material leases, subleases and other agreements under which the Company or any of the Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real, personal or mixed property (the “Leases”) (including all modifications, amendments, supplements, waivers and side letters thereto). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Lease is valid, binding and in full force and effect; and (ii) to the knowledge of the Company, no termination event or condition or uncured default of a material nature on the part of the Company or, if applicable, any of the Subsidiaries exists under any Lease. The Company and each of the Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except for Liens which do not interfere with the use or materially affect the value of the property subject to the Lease. Neither the Company nor any of the Subsidiaries has received written notice of any pending, and to the knowledge of the Company there is no threatened, condemnation or similar proceeding with respect to any property leased pursuant to any of the real property leases.

(c) The Company and the Subsidiaries have good, valid and marketable title to their owned assets and properties, or in the case of assets and properties they lease, license, or have other rights in, good and valid rights by lease, license or other agreement to use, all material assets and properties (in each case, tangible and intangible) necessary to permit the Company and the Subsidiaries to conduct their respective businesses as currently conducted, except, in all cases, as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.22 Computer and Technology Security. The Company and the Subsidiaries have taken all reasonable steps to safeguard the information technology systems utilized in the operation of the business of the Company and the Subsidiaries consistent with the guidance of its Regulatory Authorities, including the implementation of procedures to ensure that such information technology systems are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to date there have been no successful unauthorized intrusions or breaches of the security of the information technology systems.

Section 2.23 Data Privacy. The Company and the Subsidiaries’ respective businesses have complied with and, as presently conducted, are in compliance with, all Applicable Laws applicable to data privacy, data security, or personal information, as well as industry standards applicable to the Company and the Subsidiaries. The Company and the Subsidiaries have complied with, and are presently in compliance with, its and their respective policies applicable to data privacy, data security and personal information. Neither the Company nor any of the Subsidiaries has experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and neither the Company nor any of the Subsidiaries is aware of any facts suggesting the likelihood of the foregoing, including any breach of security or receipt of any notices or complaints from any person regarding personal information or other data.

Section 2.24 No Restrictive Covenants. There are no agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties, assets, directors or officers are subject or bound which limits or purports to limit the freedom of the Company or any Subsidiary or any of their respective directors or officers affiliates to compete in any material line of business or any geographic area to which the Company or any Subsidiary is a party or subject, except for employment, severance, equity awards and similar written agreements between the Company and/or the Bank and their respective directors and officers disclosed in Section 2.24 of the Disclosure Schedule that, for the benefit of the Company and its Subsidiaries, restrict the activities of such directors or officers.

Section 2.25 Litigation. Other than matters in the ordinary course of its banking business and which have not had and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (a) except for the Enforcement Actions, no civil, criminal or administrative inquiry, litigation, claim, action, suit, hearing, arbitration, investigation, inquiry, formal or informal enforcement action, civil money penalty or other proceeding before any Governmental Authority or arbitrator is pending or, to the actual knowledge of any of the executive officers of the Company, threatened against the Company or any Subsidiary; (b) except for the Enforcement Actions, none of the Company nor any Subsidiaries are a party to, and none of the Company nor the Subsidiaries, nor any of their respective assets or businesses, are subject to or the subject of, any existing, pending or threatened written agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, judgment, supervisory agreement, order, written directive, actual or proposed civil money penalty or restitution order, consent order or other agreement with or order of any Governmental Authority; and (c) there are no facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any Subsidiary, except with respect to (a), (b) and (c) for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

Section 2.26 [Intentionally Omitted.]

Section 2.27 No Brokers; etc. Neither the Company nor any Subsidiary nor any of their respective officers, directors, employees, agents or representatives has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders or similar fees in connection with the Transaction (including the Private Placement and the issuance of the Securities), except the Company has retained and will compensate Sandler O’Neill and Partners, L.P., as its exclusive placement agent (“Placement Agent”), as disclosed in Section 2.27 of the Disclosure Schedule.

Section 2.28 Voting of Shares by Directors and Executive Officers. The Company’s directors and executive officers have agreed pursuant to the Support Agreement attached as Schedule VI hereto (the “Support Agreement”) to vote all shares of Company Common Stock which they beneficially own in favor of approving the Proposals, and all other matters requiring a vote of the Company’s shareholders in connection with the Transaction. The Company agrees that it shall enforce such agreements.

Section 2.29 Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

Section 2.30 Capitalization. As of June 30, 2012, the Bank had the capital ratios shown in its Call Report as of such date. As of June 30, 2012, the Company and the Bank had less capital than the minimums required under Federal Reserve guidelines and the 2012 MOU, respectively.

Section 2.31 Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.32 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

Section 2.33 Shell Company Status. The Company is not, and has never been, an issuer identified in SEC Rule 144(i)(1).

Section 2.34 Reservation of Purchased Shares. The Company has reserved, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company (other than the Initial Preemptive Rights that have not been waived or have not expired), a number of unissued shares of Preferred Stock, sufficient to issue and deliver the Purchased Shares at Closing.

Section 2.35 No Substantially Similar Agreement. The Company has no other agreements with any other Investor to purchase shares of Common Stock on terms that are not substantially similar to the terms of this Agreement. The Company has no other agreements, understandings or arrangements, including side letters with any Investor that are not disclosed in Section 2.35 of the Disclosure Schedule, to purchase shares of Common Stock on terms that are different than as set forth in this Agreement.

Section 2.36 Disclosure. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed, except for the announcement of the Private Placement pursuant to Section 6.13.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, for itself and for no other Investor, represents and warrants to the Company, severally and not jointly, as follows:

Section 3.01 Organization. The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization.

Section 3.02 Bank Holding Company Status, etc. Except for CapGen, no Investor is, and no Investor will become, a “company” in “control” of the Bank or the Company for BHC Act purposes as a result of this Agreement or the Transactions.

(a) Prior to Closing, CapGen will have obtained all necessary Federal Reserve approvals to own the Purchased Shares.

(b) No Investor has or is acting in concert with any other person. Except for CapGen, assuming the accuracy of the representations and warranties of the Company, no Investor, either acting alone or together with any other person will, directly or indirectly, own, control or have the power to vote, after giving effect to the issuance to it of the Underlying

Shares upon conversion of its Purchased Shares, in excess of 9.9% of the outstanding shares of the Company’s voting stock of any class or series. Without limiting the foregoing, each Investor represents and warrants that it does not and will not as a result of its purchase or holding of the Purchased Shares, Underlying Shares, or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank for purposes of the BHCA or the Change in Bank Control Act.

Section 3.03 Authorization. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding agreement of the Investor enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 3.04 Accredited Investor, etc.

(a) The Investor acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares to any person, (ii) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and the Federal Reserve’s Policy Statement on Equity Investments in Banks and Bank Holding Companies (Sept. 22, 2008) (the “Federal Reserve Policy Statement”), (iii) is an Accredited Investor and a “qualified institutional buyer” under SEC Rule 144A, and (iv) has such knowledge and experience in financial and business matters and in investments of this type, including knowledge of the Company, that it is capable of evaluating the merits and risks of the Company and of its investment in the Securities and of making an informed investment decision. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act or a person engaged in the business of being a broker-dealer.

(b) The Investor has, either alone or through its representatives:

(i) consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary in its sole discretion in connection with this Agreement and the Transactions;

(ii) had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Company and the Bank concerning the Company’s and the Bank’s financial condition and results of operations, the business plan for the Company and the Bank, all employment agreements and benefit plans and other contractual arrangements among the Company, the Bank and their respective management teams, the terms and conditions of the Transaction (including the Private Placement and the issuance of the Securities), its regulatory situation and any additional relevant information that the Company possesses, and any such questions have been answered to its satisfaction;

(iii) had the opportunity to review and evaluate the following, among other things, in connection with its investment decision with respect to the Securities: (A) all publicly available records and filings concerning the Company and the Bank, as well as all other documents, records, filings, reports, agreements and other materials provided by the Company regarding its and the Bank’s business, operations and financial condition sufficient to enable it to evaluate its investment; (B) certain investor presentation materials (as these may be supplemented from time to time) that summarize this offering of Securities and the Transaction; and (C) this Agreement, the Registration Rights Agreement and the exhibits, schedules and appendices attached hereto and thereto (collectively, the documents referred to in clauses (B) and (C), the “Private Placement Documents”); and

(iv) made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other person, including any other Investor. The Investor has not relied upon any other Investor in making its decisions to purchase Securities, or to enter into this Agreement or participate in the Transaction. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors or representatives, if any, shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that (i) its investment in the Securities is speculative and involves a high degree of risk and it is able to afford a complete loss of such investment, (ii) no representation is being made as to the business or prospects of the Company or the Bank after completion of the Transaction or the future value of the Securities, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Investors (or any of its affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, shareholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom. The Investor, either alone or together with its representatives, if any, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Securities.

(c) The Investor acknowledges that the information in the Private Placement Documents is as of the date thereof and may not contain all of the terms and conditions of the offering and sale of the Securities and the Transaction, and understands and acknowledges that it is the Investor’s responsibility to conduct its own independent investigation and evaluation of the Company and the Subsidiaries, the Bank and the Transaction, including (i) the business prospects and future operations of the Company after completion of the Transaction, if applicable, and (ii) the management team that will operate and manage the Company following the completion of the Transaction. The Investor is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person except for the express written statements, representations and warranties of the Company made or contained in this Agreement and the other Private Placement Documents. Furthermore, the Investor acknowledges that: (A) the Investor has made, and has relied upon, its own independent examination in purchasing the Purchased Shares, including of the Company and the Subsidiaries, the Bank, the Transaction and the management team of the Company that will continue to operate and manage the Company after the completion of the Transaction; (B) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice; and (C) the Investor received or had access to all of the information the Investor deemed necessary in order to make its investment decision in the Securities.

(d) The Investor has read and understands the risk factors outlining certain, but not all, risks related to the Company, the Bank, and an investment in the Company set forth in (i) the Company’s Form 10-K for the year ended December 31, 2011, (ii) each of the Company’s quarterly reports and other reports on SEC Form 10-Q or Form 8-K filed or furnished, as applicable, thereafter through the date hereof, and (iii) the Private Placement Documents.

(e) The Investor understands that the Purchased Shares are being offered and sold to it by the Company through the Placement Agent in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Purchased Shares.

(f) The Investor is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g) The Investor understands that (i) no representation is being made as to the business or prospects of the Company or the Bank after the Closing or the future value of the Securities; and (ii) no representation is being made as to any projections or estimates delivered to or made available to the Investor (or any of its affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, shareholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom. The Investor, either alone or together with its representatives, if any, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h) The Investor understands and agrees that the Securities are not deposits and are not insured or guaranteed by the FDIC or any other Governmental Authority.

Section 3.05 Regulatory Approvals. The Investor has not been advised by any applicable Regulatory Authority, and has no reasonable basis to believe, that any regulatory approvals required to consummate the Transaction will not be obtained.

Section 3.06 Sufficient Funds. The Investor at the Closing will have all funds necessary to pay and deliver the Purchase Price.

Section 3.07 No Acting in Concert, etc. No Investor is acting or will act for or on behalf of, or “in concert” (as such term is used in the BHC Act or the Change in Bank Control Act or Federal Reserve regulations thereunder) or as part of a “group” with, any other Investor (other than affiliates of the Investor who may also be Investors).

Section 3.08 No Prior Proxies. To the extent the Investor beneficially owns shares of Common Stock, the Investor has not granted any proxies to a third party that currently are in effect, nor has the Investor granted voting rights that currently are in effect, with respect to such shares (other than the irrevocable proxy granted to the Company as provided in Section 6.04(c)).

ARTICLE IV.

CONDITIONS TO THE OBLIGATIONS

OF THE INVESTORS

The obligations of each Investor to purchase and pay for the Purchased Shares and to perform its obligations under this Agreement are subject to the satisfaction or waiver (other than a waiver of any condition set forth in Section 4.06) by the Investor, on or before such Closing Date, of the following conditions:

Section 4.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Article 2 were true and correct in all material respects as of the date of this Agreement and are true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties are limited expressly to an earlier date, in which case such representations and warranties were accurate on and as of such date), and a duly authorized officer of the Company has certified such compliance to the Investor in writing on its behalf.

Section 4.02 Performance. The Company has performed and complied in all material respects with each of its obligations contained herein required to be performed or complied with by it prior to or at the Closing Date, and a duly authorized officer of the Company has certified such compliance to the Investor in writing on its behalf.

Section 4.03 Preferred Stock Designation. The parties hereto shall have amended Schedule I for the sole purpose of determining the Conversion Price and the initial Conversion Rate (each as defined in the Preferred Stock Designation) and the Company shall have duly filed the Preferred Stock Designation, substantially in the form of Schedule I as so amended, with the Florida Secretary of State, and such Preferred Stock Designation shall be in full force and effect.

Section 4.04 No Material Adverse Change. Since June 30, 2012, other than the 2012 MOU, there has not been any event or occurrence that has had or is reasonably likely to have a Material Adverse Effect.

Section 4.05 Corporate Approvals; etc. All corporate approvals to be taken by the Company in connection with the Transaction (including the Private Placement and the issuance of the Securities), other than the Shareholder Approvals, shall have been obtained and remain in full force and effect. The Company shall have received an opinion from Hovde Financial, Inc. or another investment banker (“Investment Banker”) that the sale of the Preferred Stock and the Underlying Shares is fair from a financial point of view.

Section 4.06 Change in Control Waivers. Each director and executive officer of the Company and the Bank, and each other employee of the Company or the Bank with Change of Control Benefits, has executed and delivered to the Investors a Waiver and Acknowledgement Agreement substantially in the form of Schedule V, waiving all rights, if any, which he or she might otherwise have to any Change of Control Benefits as a result of this Agreement or the Transaction.

Section 4.07 Regulatory Approvals.

(a) Solely as a result of the consummation of the Private Placement, the purchase of the Purchased Shares shall not cause any Investor, other than CapGen, to be deemed to own, control or have the power to vote securities which would represent more than 9.9% of the voting securities of the Company outstanding at such time.

(b) CapGen has received all regulatory approvals necessary to complete the Transaction, including (A) the prior consent, approval, authorization, clearance, exemption, waiver or similar act from the applicable Regulatory Authorities; (B) all notice and waiting periods required by law to pass have passed without adverse action; and (C) no orders or actions of any Governmental Authority enjoining, restraining, prohibiting or invalidating the Transaction have been issued and remain in effect or are unstayed.

(c) Except as described in Section 2.07(a), no Regulatory Authority has (i) asserted a violation or noncompliance of any Enforcement Action; (ii) revoked or restricted any permits held by the Company or any of the Subsidiaries; or (iii) issued, or required the Company or any of the Subsidiaries to consent to the issuance or adoption of, a cease and desist or consent order, formal or written agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking, formal or informal, that, in the reasonable estimation of the Investor, restricts or materially affects the conduct of the business or future prospects of the Company or such Subsidiary.

Section 4.08 Registration Rights Agreement. The Registration Rights Agreement has been executed and delivered simultaneously with this Agreement, in substantially the form attached as Schedule VII, and will be effective and in full force and effect upon the Closing.

Section 4.09 Sales of Shares. At the Closing, the Company shall concurrently sell to all Investors, including CapGen, Preferred Stock in the Private Placement in the aggregate amount of $50.0 million, in each case, at a Share Price of $1,000.00, in accordance with the terms of this Agreement.

Section 4.10 Opinions. The Investors shall have received an opinion of counsel, dated as of the Closing Date and addressed to the Investors, in such form and substance as are customary for transactions of this type and as reasonably requested by the Investors. The Investors shall have received an opinion of Crowe Horwath LLP dated as of or updated to the Closing Date and addressed to the Company, to the effect that the Transaction should not be an “ownership change” for purposes of Section 382 of the Code.

Section 4.11 No Suspensions of Trading in Common Stock or Listing. The Common Stock, including the Purchased Shares, (i) shall be designated for listing and quotation on the Nasdaq Global Market or the Nasdaq Capital Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on the Nasdaq Global Market or the Nasdaq Capital Market.

ARTICLE V.

CONDITIONS TO THE OBLIGATIONS

OF THE COMPANY

The obligations of the Company to issue and sell the Purchased Shares to the Investors and to perform its obligations under this Agreement are subject to the satisfaction or waiver by the Company, on or before such Closing Date, of the following conditions:

Section 5.01 Representations and Warranties to be True and Correct. The several and not joint representations and warranties of each Investor contained in Article 3 are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made severally and not jointly by each Investor on and as of the Closing Date.

Section 5.02 Performance. Each Investor has performed and complied in all material respects with all agreements by it contained herein required to be performed or complied with by it prior to or at the Closing Date.

Section 5.03 Investment Banking Opinion. The Company shall have received an opinion from the Investment Banker that the sale of the Preferred Stock and Underlying Shares is fair from a financial point of view.

ARTICLE VI.

COVENANTS

Section 6.01 Commercially Reasonable Best Efforts. Each party and its officers and directors shall use their commercially reasonable best efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the Transaction as promptly as practicable. If requested by an Investor, the Company shall provide the Investors and its counsel with copies of all applications, filings, notices to, and correspondence with all Governmental Authorities as well as Nasdaq in connection with the Transaction, all of which shall be held, to the extent of information marked as “confidential” therein, confidential by the Investors.

Section 6.02 Filings and Other Actions.

(a) Each Investor other than CapGen, with respect to itself only, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use their commercially reasonable best efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to provide evidence of non-control of the Company and the Bank, including executing and delivering to the applicable Governmental Authorities passivity commitments, disassociation commitments and commitments not to act in concert, with respect to the Company or the Bank (the “Commitments”) in the forms customary for transactions similar to the Transactions (including the Private Placement and the issuance of the Securities) contemplated hereby. CapGen shall agree to customary commitments required by the Federal Reserve in connection with any approvals required in connection with CapGen’s investment.

(b) Each Investor, including CapGen, shall promptly file and effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain all necessary and customary permits, consents, orders, approvals, determinations of non-control for BHC Act and Change in Bank Control Act purposes, and authorizations of, or any exemption by, all third parties and Governmental Authorities, and the expiration or termination of any applicable waiting period, in each case, (i) necessary or advisable to consummate the Transactions contemplated by this Agreement, and to perform their respective covenants herein and in the Agreements attached as Exhibits hereto and (ii) with respect to each Investor, to the extent typically provided by such Investor to such third parties or Governmental Authorities, as applicable, under such Investor’s policies consistently applied and subject to such confidentiality requests as any such Investor may reasonably seek. Notwithstanding the immediately preceding sentence, the Investor shall not be required to provide information on its investors solely in their capacities as limited, nonvoting partners or other similar passive, nonvoting, noncontrolling equity investors, and shall be entitled to request confidential treatment from any Governmental Authority and not disclose to the Company any information that is confidential and proprietary to the Investor.

(c) Each party shall execute and deliver both before and after the Closing such further certificates, agreements, documents and other instruments and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of Section 6.02(b). Each Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) no Investor shall have the right to review any such information relating to another Investor and (ii) an Investor shall not be required to disclose to the Company any information that is confidential and proprietary to such Investor. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 6.02(a). Each Investor shall promptly furnish the Company, and the Company shall promptly furnish each Investor, to the extent permitted by applicable law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority in respect of the transactions contemplated by this Agreement.

(d) Each Investor, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to each Investor, all information concerning itself, its Affiliates, directors, officers, general partners and managing members and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with the special shareholders’ meeting at which the Shareholder Approvals of the Proposals are sought (the “Shareholders’ Meeting”).

(e) To the extent the Company receives any confidential information under this Section 6.02, the Company shall not, and shall cause its directors, officers, employees, representatives and agents not to, use, duplicate or disclose, in whole or in part, or permit the use, duplication or disclosure of, any of such information in any manner whatsoever. The Company shall be responsible for any breach of this Section 6.02 by any of its directors, officers, employees, representatives and agents. All information furnished or disclosed pursuant to this Section 6.02 shall remain the sole property of the disclosing Investor.

Section 6.03 Corporate Approvals; Takeover Laws. The Company shall obtain all corporate approvals necessary for this Agreement and the Transaction (including the Private Placement and the issuance of the Securities). The Company shall take all reasonable steps to exclude the applicability of, or to assist in any challenge to the validity or applicability to the Transaction (including the Private Placement and the issuance of the Securities) of, any applicable Takeover Laws, if any.

Section 6.04 Shareholder Approvals.

(a) As promptly as practicable following the date of this Agreement, the Company shall call the Shareholders’ Meeting for the purpose of obtaining the Shareholder Approvals for each of the Proposals and shall use its commercially reasonable best efforts to cause such Shareholders’ Meeting to occur as promptly as reasonably practicable. The Proxy Statement shall include the Company Board Recommendation and the Board (and all applicable committees thereof) shall use its commercially reasonable best efforts to obtain from the Company’s shareholders the Shareholder Approvals for the Proposals.

(b) Each director and executive officer of the Company and the Bank shall have delivered, upon the execution hereof, a binding agreement in the form of Schedule VI to vote all their respective shares of Common Stock in favor of the Proposals.

(c) Each Investor shall vote (or cause to be voted) all of its shares of Common Stock it beneficially owns, as of the date hereof or hereafter acquired, in favor of each of the Proposals, and hereby grants the Company an irrevocable proxy, coupled with an interest, to vote all of such shares in favor of the Proposals. Notwithstanding anything in this Agreement to the contrary, such Investor acknowledges and agrees that this Section 6.04(c) shall include all of such Investor’s shares of Common Stock (whether currently beneficially owned or hereafter acquired) and shall be binding upon any person to which the legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise, including such Investor’s successors or assigns. The proxy granted by this Section 6.04(c) shall be governed by the Florida Business Corporation Act. The obligations set forth in this Section 6.04(c) shall terminate upon the earlier of (i) receipt, by the Company, of all of the Shareholder Approvals, or (ii) the date upon which this Agreement is terminated pursuant to Article VIII.

(d) If on the date for which the Shareholders’ Meeting is scheduled (the “Original Meeting Date”), the Company has not received proxies representing a sufficient number of votes to approve the Proposals, whether or not a quorum is present, the Investor shall have the right to require the Company, and the Company shall have the right, to postpone or adjourn the Shareholders’ Meeting to a date that shall not be more than 45 days after the Original

Date. If the Company continues not to receive proxies representing a sufficient number of votes to approve the Proposals, whether or not a quorum is present, the Investor shall have the right to require the Company to, and the Company may, make one or more successive postponements or adjournments of the Shareholders’ Meeting as long as the date of the Shareholders’ Meeting is not postponed or adjourned more than an aggregate of 45 days from the Original Date in reliance on this Section 6.04(d). If the Shareholders’ Meeting is adjourned or postponed as a result of Applicable Law, including the need to disseminate to Company shareholders any amendments or supplements to the Proxy Statement, any days resulting from such adjournment or postponement shall not be included for purposes of the calculations of the number of days pursuant to this subsection.

Section 6.05 Proxy Statement. As promptly as reasonably practicable after the date of this Agreement, (a) the Company shall prepare and file with the SEC a letter to shareholders, notice of meeting, proxy statement and form of proxy that will be provided to shareholders of the Company in connection with seeking the Shareholder Approvals of the Proposals (including any amendments or supplements) at the Shareholders’ Meeting and any schedules required to be filed with the SEC in connection therewith (collectively, the “Proxy Statement”) as required by the Exchange Act and the rules and regulations promulgated thereunder. None of the information supplied or to be supplied by the Company or the respective Investors expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, on the date it is first mailed to the Company’s shareholders, or at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Each of the Company and each Investor shall obtain and furnish the information concerning itself and its Affiliates required to be included in the Proxy Statement. The Company shall use its commercially reasonable best efforts to (i) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement and (iii) seek to have the Proxy Statement declared definitive by the SEC at the earliest reasonably practicable date. The Company shall promptly notify the Investors upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement (but not the substance of such comments or requests, except to the extent such comments or requests relate to information regarding the Investor). If, at any time prior to the Shareholders’ Meeting, any information relating to the Company or such Investor, or any of their respective Affiliates, directors or officers should be discovered by the Company or any Investor, which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed by the Company with the SEC and, to the extent required by Applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, and to the extent it involves disclosure regarding any Investor, such Investor shall be provided upon request, insofar as it relates to such Investor, a reasonable opportunity to review and comment on such document or response insofar as it relates to such Investor, and shall include in such document or response comments reasonably proposed by the Investors, as applicable.

Section 6.06 Registration Rights. The Company and the Investor shall execute and deliver upon the execution and delivery of this Agreement, the Registration Rights Agreement in substantially the form attached as Schedule VII, and the Registration Rights Agreement shall become effective as of the Closing.

Section 6.07 Reservation and Nasdaq Listing of Underlying Shares. Upon and following the approval of the Share Increase Amendment, the Company shall reserve and continue to reserve, free of any preemptive or similar rights, a number of unissued shares of Common Stock sufficient for issuance and delivery upon the Conversion of all issued and outstanding shares of Preferred Stock in accordance with the Preferred Stock Designation. The Company shall, as far in advance of Closing as practicable, file an application to list the Underlying Shares for trading on the Nasdaq Global Market or the Nasdaq Capital Market, as applicable, and shall pay all fees and expenses in connection with such listing and related notices.

Section 6.08 Restricted Shares.

(a) Each Investor acknowledges and agrees that there are substantial restrictions on the transferability of the Securities. Each Investor further understands and agrees that the Securities have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom.

(b) Notwithstanding any other provision of this Article VI, each Investor covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144, provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities may be sold pursuant to such rule, the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the transferring Investor under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(c) Each Investor covenants that it will not knowingly make any sale, transfer, or other disposition of any Securities, or engage in hedging transactions with respect to such Securities, in violation of the Securities Act (including Regulation S) or the Exchange Act, or in the case of Investors that are not bank holding companies, the Federal Reserve Policy Statement.

(d) Each Investor acknowledges and agrees that: (a) each certificate evidencing the Securities will bear a legend to the effect set forth below; and (b) except to the extent such restrictions are waived by the Company, neither shall transfer any Securities represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate, as follows and which shall be delivered also as instructions to the Company’s transfer agent:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(e) The restrictive legend set forth in Section 6.08(d) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the registration statement registering the Securities for resale (the “Resale Registration Statement”) or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall, upon delivery of appropriate documentation by the Holder, instruct the Transfer Agent at the Company’s expense, to remove the legend from the Securities. If a legend is no longer required pursuant to the foregoing, the Company will no later than 3 Trading Days following the delivery by a Holder to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 6.08(b), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Investor a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.08(e). Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Investors by crediting the account of the Investor’s prime broker or other broker with DTC as directed by such Investor.

(f) Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Except as otherwise provided below, while the Resale Registration Statement remains effective, each Investor hereunder may sell the Underlying Shares in accordance with the plan of distribution contained in the Resale Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Underlying Shares are sold pursuant to Rule 144. Each Investor, severally and not jointly with the other Investors, agrees that if it is notified by the Company in writing at any time that the Resale Registration Statement registering the resale of the Underlying Shares is not effective or that the prospectus included in such Resale Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Investor will refrain from selling such Underlying Shares until such time as the Investor is notified by the Company that such Resale Registration Statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Investor is able to, and does, sell such Underlying Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

Section 6.09 Information, Access and Confidentiality.

(a) From the date hereof until the date following the Closing Date on which the Investor Percentage Interest of an Investor (other than CapGen) is less than 5%, the Company and the Subsidiaries will permit such Investor, whether or not such Investor qualifies, or is intended to qualify, as a “venture capital operating company” (a “VCOC”) as defined in the regulations (the “Plan Asset Regulations”) issued by the Department of Labor at 29 C.F.R. Section 2510.3 101, as the same may be amended from time to time (each such person a “VCOC Rights Inspector”), to have customary and appropriate VCOC rights, including consultations rights, inspection and access rights, and rights to receive materials for all meetings of the Board of Directors, and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company or the Bank. Any consultation or inspection permitted pursuant to this Section 6.09 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company or the Subsidiaries, and nothing herein shall require the Company or the Subsidiaries to disclose any information to the extent (1) prohibited by Applicable Laws or (2) that the Company or the Subsidiaries reasonably believe such information to be competitively sensitive proprietary information (except to the extent the Investor provides assurances reasonably acceptable to the Company or such Subsidiary, as applicable, that such information shall not be used by the Investor or its affiliates to compete with the Company or such Subsidiary, as applicable). Such Investor also shall hold and use any information that it receives pursuant to this Section solely for purposes of managing its investment in the Company, and shall not use or disclose any material nonpublic information regarding the Company to trade in Company securities or any derivatives thereof. Notwithstanding the foregoing, nothing herein shall require the Company or the Subsidiaries to

(1) honor a request from such Investor to visit and inspect any of the offices and properties of the Company and the Subsidiaries and inspect and copy the books and records of the Company and the Subsidiaries more frequently than once per quarter, or (2) make appropriate officers and directors of the Company and the Subsidiaries available to such Investor for consultation with the Investor or its designated representative with respect to matters relating to the business and affairs of the Company and the Subsidiaries more frequently than once per quarter.

(b) From the date of this Agreement until the date when CapGen’s Investor Percentage Interest is less than 5%, the Company shall, and will cause each of the Subsidiaries to, give CapGen and its representatives (including officers and employees of CapGen, and counsel, accountants, investment bankers, potential lenders and other professionals retained by CapGen) full access during normal business hours to all of their properties, books and records (including tax returns and appropriate work papers of independent auditors under normal professional courtesy, but excluding those books and records that under Applicable Laws, or under confidentiality agreements, are required to be kept confidential) and to knowledgeable personnel of the Company and to such other information as CapGen may reasonably request. As long as CapGen is a bank holding company deemed by the Federal Reserve to “control” the Company and the Bank under the BHC Act, the Company and the Bank shall cooperate with CapGen, and provide all information requested by CapGen to prepare and fill all reports, applications and other filings with the Federal Reserve and other Governmental Authorities.

(c) Each Investor shall, and shall cause its representatives to, hold all material nonpublic information received as a result of its access to the properties, books and records of the Company or the Subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Investor or its representatives from a third party that, insofar as the Investor is aware, is not under an obligation to the Company or to a Subsidiary to keep the information confidential, (iii) was known to the Investor or its representatives on a non-confidential basis before it was made available to the Investor or its representative by the Company or a Subsidiary, or (iv) otherwise is independently developed by the Investor or its representatives. Each Investor shall, at the Company’s request made at any time after the termination of this Agreement without the Closing having occurred, or at any time such Investor’s Investor Percentage is less than 5%, deliver to the Company all documents and other material nonpublic information obtained by the Investor or its representatives from the Company or its Subsidiaries, or certify that such material has been destroyed by the Investor. The Investor acknowledges that it is aware of, and will comply with, applicable restrictions on the use of material nonpublic information with respect to the Company and its Subsidiaries imposed by the United States federal securities laws. Any examination or investigation made by the Investor, its representatives or any other persons as contemplated by this Section 6.09 shall not affect any of the representations and warranties hereunder.

Section 6.10 Conduct of Business Prior to Closing. Except as otherwise expressly contemplated or permitted by this Agreement or with the prior written consent of CapGen (which consent shall not be unreasonably withheld or delayed) (which is a separate right granted to CapGen for itself and no other Investor), during the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each Subsidiary to, (a) conduct its business only in the usual, regular and ordinary course consistent with past practice; and (b) take no action that would reasonably be expected to adversely affect or delay the receipt of any Shareholder Approvals.

Section 6.11 Company Forbearances. Except as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of CapGen (which is a separate right granted to CapGen for itself and no other Investor):

(a) declare or pay any dividends or distributions on its capital stock, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, trust preferred securities issued by a Company Subsidiary or any junior subordinated debentures issued in connection therewith, or other equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interest or stock appreciation rights or grant any person any right to acquire any shares of its capital stock or other equity interest, other than dividends paid by any wholly-owned Subsidiaries;

(b) issue or commit to issue any additional shares of capital stock or other equity interest, or any trust preferred securities, securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock or other equity interest (except (i) options, restricted stock or other equity grants approved by the Board or the Organization and Compensation Committee of the Board under the Company’s equity incentive plans in accordance with past practice, or in accordance with the terms of any employment agreements in existence as of the date hereof (including the Green Employment Agreement) or the Incandela Employment Agreement, (ii) pursuant to the exercise of outstanding options, or (iii) the Securities;

(c) amend the Articles of Incorporation, the Company’s bylaws or other governing instruments of the Company or any Subsidiary, except that the Company shall adopt and use its best efforts to obtain the Shareholder Approval of the Share Increase Amendment attached as Schedule III hereto and shall adopt and file the Preferred Stock Designation attached as Schedule I hereto;

(d) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of the Subsidiaries consistent with past practices (which shall include, for the Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit consistent with and subject to requirements of Governmental Authorities, advances from Federal Home Loan Bank of Atlanta or the Federal Reserve Bank of Atlanta, entry into repurchase agreements fully secured by U.S. government or agency securities of the Disclosure Schedule), or impose, or suffer the imposition, on any shares of capital stock or other equity interest held by the Company or any Subsidiary of any lien or permit any such lien to exist;

(e) adjust, split, combine or reclassify any capital stock or equity interests of the Company or any Subsidiary or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber or agree to any Liens upon any shares of capital stock or equity interests of any Subsidiary or any asset of the Company or any Subsidiary other than (i) in the ordinary course of business as permitted by Section 6.11(d) for reasonable and adequate consideration, or (ii) as contemplated in Section 6.11(e) of the Disclosure Schedule;

(f) acquire any direct or indirect equity interest in any person, other than in connection with (i) foreclosures in the ordinary course of business of debts previously contracted in good faith and (ii) holdings of securities solely in its fiduciary capacity;

(g) except as contemplated by the Incandela Employment Agreement, grant any increase in compensation or benefits to the directors, officers or employees of the Company or any Subsidiary, except in accordance with past practices previously disclosed; pay any bonus except in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted by the Board prior to the date of this Agreement as previously disclosed; or, enter into or amend, except to waive or eliminate any provision that would deem the acquisition of the Purchased Shares by the Investors or that any other aspect of the Transactions are a change in control or acceleration event under, any severance, change in control agreements or equity awards with or to directors, officers or employees of the Company or any Subsidiary;

(h) enter into or amend any employment agreement (other than entering into the Incandela Employment Agreement) between the Company or any Subsidiary and any person (unless such amendment is required by Applicable Law) that the Company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing;

(i) except as set forth on Section 6.11(i) of the Disclosure Schedule, adopt any new employee benefit plan or employee benefits of the Company or any Subsidiary or make any material change in or to any existing employee benefit plans or employee benefits of the Company or any Subsidiary, other than the Incentive Plan Amendment and any such change that is required by Applicable Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

(j) make any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in GAAP or as required by any Regulatory Authority;

(k) (i) commence any litigation other than in connection with collections of debt consistent with past practice, (ii) settle any litigation involving any liability of the Company or any Subsidiary for money damages which individually or in the aggregate, exceed or impose restrictions upon the operations of the Company or any Subsidiary, or (iii) modify, amend or terminate any material contract described in Section 2.14 or waive, release, compromise or assign any material rights or claims;

(l) enter into any material transaction not in the ordinary course of business, or not consistent with safe and sound banking practices or Applicable Law;

(m) fail to file timely any report required to be filed by it with any Regulatory Authority, including the SEC;

(n) make any loan or advance to any 5% or greater shareholder, director or officer of the Company or any of the Subsidiaries, or any member of the immediate family of the foregoing, or any Related Interest or any affiliate of any of the foregoing, except for renewals of any loan or advance outstanding as of the date of this Agreement on terms and conditions substantially similar to the original loan or advance;

(o) cancel without payment in full, or modify in any material respect any agreement relating to, any loan or other obligation receivable from any 5% shareholder, director or officer of the Company or any Subsidiary or any member of the immediate family of the foregoing, or any Related Interest or any affiliate of any of the foregoing;

(p) except as expressly contemplated by this Agreement or the Incandela Employment Agreement, enter into any agreement for services or otherwise with any 5% shareholders, directors, officers or employees of the Company or any Subsidiary or any member of the immediate family of the foregoing, or any Related Interest or any affiliate of any of the foregoing;

(q) modify, amend or terminate any material contract described in Section 2.14 or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business consistent with past practice and for fair consideration;

(r) close any banking office where a notice of such closure is required under Section 42 of the Federal Deposit Insurance Act, as amended (the “FDI Act”) and applicable regulations thereunder;

(s) except as required by Applicable Law or as required by applicable Regulatory Authority, change its or any of the Subsidiaries’ lending, investment, liability management and other material banking policies in any material respect;

(t) take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Law, or fail to take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect;

(u) make or renew any loan or extension of credit to any person (including, in the case of an individual, his or her immediate family) or to any Related Interest or otherwise, except in accordance with the Bank’s policies, Applicable Law and the 2012 MOU;

(v) increase or decrease the rates of interest paid on deposits or increase the amount of brokered or internet deposits, except consistent with the Bank’s past practices, the 2012 MOU and Applicable Law;

(w) purchase or otherwise acquire any investment securities for its own account, except in accordance with the Bank’s policies, including its asset/liability policy, and in accordance with Applicable Law and the 2012 MOU;

(x) except for the disposition of substandard assets consistent with the Company’s overall strategy as disclosed in the Company’s quarterly report on Form 10-Q as of and for the period ended June 30, 2012, or except for OREO reflected on the books of the Company or the Bank as of the date hereof, the sale of which will not result in a loss, individually or in the aggregate of $100,000 or more, sell, transfer, convey or otherwise dispose of any real property or other assets or interests therein having a book value individually or in the aggregate in excess of or in exchange for consideration in excess of, $100,000 without prior Board approval, and in accordance with the Company’s policies, Applicable Law and the 2012 MOU;

(y) make or commit to make any capital expenditures in excess of $100,000, individually or in the aggregate, without prior Board approval; or

(z) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.11.

Section 6.12 Investor Call. CapGen will issue the Investor Call to its investors promptly after receipt of the last approval of the Regulatory Authorities needed for Closing of the Private Placement, or at such other later date and time as may agreed upon by CapGen and the Company.

Section 6.13 Press Releases; Public Disclosure.

(a) The Company and CapGen shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may, without the prior consent of CapGen (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements or filings as may be required by Applicable Law or the Nasdaq Global Market.

(b) Subject to each party’s disclosure obligations imposed by law or regulation or the Nasdaq listing rules applicable to the Company, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Investor will make any such news release or public disclosure without first notifying the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed), provided that nothing in this Section 6.13 shall prevent the Company from making timely disclosures under the Securities Act, the Exchange Act and the Nasdaq listing rules. CapGen authorizes the Company to publicly disclose its name but otherwise no such public disclosure of an Investor or its investment advisor will be made by the Company (other than in a Resale Registration Statement), except to the extent required by Applicable Law or authorized in writing by such Investor, and to all applicable Governmental Authorities and Nasdaq. The Company and each Investor agree that within three business days following the Closing, the Company shall publicly disclose the closing of the transactions contemplated by this Agreement including the Private Placement. On or before 9:00 A.M. New York City time, on the fourth business day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the SEC describing the terms of this Agreement.

(c) By 9:00 A.M., New York City time, on the fourth Business Day immediately following execution of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby (including the Private Placement). On or before 9:00 A.M., New York City time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Private Placement Documents (and including as exhibits to such Current Report on Form 8-K the material Private Placement Documents, including this Agreement and the Registration Rights Agreement). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC (other than a Resale Registration Statement) or any regulatory agency or Nasdaq, without the prior written consent of the Investor, except (i) as required by the federal securities laws and (ii) to the extent such disclosure is required by law, at the request of applicable Governmental Authorities or Nasdaq.

Section 6.14 Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Stock primarily to support the Bank’s capital, as disclosed in the Private Placement Documents.

Section 6.15 Form D Filings. The Company will timely file all Form Ds required with respect to the Transaction under SEC Regulation D with the SEC and with all other applicable securities and blue sky jurisdictions, and will pay any applicable filing fees.

ARTICLE VII.

OTHER AGREEMENTS

Section 7.01 Bank Holding Company Status. No Investor other than CapGen shall exercise “control” for purposes of the BHCA or the Change in Bank Control Act, of the Company or the Bank, upon or following the Closing or the Conversion.

Section 7.02 Preemptive Rights. (a) Except as provided in Section 7.02(f), if the Company offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities solely for cash any time during a period of 24 months commencing on the Closing Date (a “Qualified Offering”), each Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Investor Percentage Interest. “Investor Percentage Interest” means, as of any date of determination, the percentage equal to (A) the aggregate number of shares of Common Stock beneficially owned by the Investor as of the date of determination divided by (B) the total number of outstanding shares of Common Stock as of such date. “Covered Securities” means Common Stock and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity to or for the benefit of any employees, consultants, officers or directors of the Company, (B) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, partnership, joint venture, strategic alliance or investment by the Company or similar non-capital raising transaction, or (C) issued as a dividend or in connection with a dividend reinvestment or shareholder purchase plan.

(b) Prior to making any Qualified Offering of Covered Securities, the Company shall give the Investor written notice at the address shown on each Investor’s signature page hereto of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to offer the same (such notice, a “Qualified Offering Notice”). The Investor shall then have 10 days after receipt of the Qualified Offering Notice (the “Offer Period”) to notify the Company in writing that it intends to exercise such preemptive right and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 7.02(a) (the “Designated Securities”). Such notice constitutes a non-binding indication of interest of the Investor to purchase the amount of Designated Securities specified by the Investor (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. Any failure to respond or to confirm the Investor’s interest in purchasing all Covered Securities to which it is entitled under this Section 7.02 during the Offer Period constitutes a waiver of its preemptive rights in respect of such offering or as to the Covered Securities as to which no interest in purchasing is received, as applicable. The sale of the Covered Securities in the Qualified Offering, including any Designated Securities, shall be closed not later than 30 days after the end of the Offer Period except as to any Investor that requires prior approval of the Federal Reserve and/or other Governmental Authorities, in which case the closing of any the sale of Covered Securities to such Investor shall occur as soon as practicable following the receipt of all necessary Governmental Authority approvals and the expiration of statutory waiting periods. The Covered Securities to be sold to other investors in such Qualified Offering shall be sold at a price not less than, and upon terms no more favorable to such other investors than, those specified in the Qualified Offering Notice. If the Company does not consummate the sale of Covered Securities to other investors within such 30-day period (excluding Investors that require prior approval of the Federal Reserve and/or other Governmental Authorities), the right provided hereunder shall be revived and such securities shall not be offered unless first reoffered to the Investors in accordance herewith. Notwithstanding anything to the contrary set forth herein and unless otherwise agreed by the Investor, by not later than the end of such 30-day period, the Company shall either confirm in writing to the Investor that the Qualified Offering has been abandoned or shall publicly disclose its intention to issue the Covered Securities in the Qualified Offering, in either case in such a manner that the Investor will not be in possession of any material, non-public information thereafter.

(c) If the Investor exercises its preemptive right provided in this Section 7.02 with respect to a Qualified Offering that is an underwritten public offering or an offering made to qualified institutional buyers (as such term is defined in SEC Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act (a “Rule 144A offering”), a private placement or other offering, whether not registered under the Securities Act, the Company shall offer and sell the Investor, if any such offering is consummated, the Designated Securities (as adjusted, upward to reflect the actual size of such offering when priced but not in excess of each Investor’s Investor Percentage Interest) at the same price as the Covered Securities are offered to third persons (not including the underwriters or the initial purchasers in a Rule 144A offering that is being reoffered by the initial purchasers) in such offering and shall provide written notice of such price upon the determination of such price.

(d) Anything to the contrary in this Section 7.02 notwithstanding, the preemptive right to purchase Covered Securities granted by this Section 7.02 shall terminate as of and not be available any time after the date on which the Investor sells all of the Purchased Shares or all of its interest therein.

(e) In addition to the pricing provision of Section 7.02(c), the Company will offer and sell the Designated Securities to the Investor upon terms and conditions not less favorable than the most favorable terms and conditions offered to other persons or entities in a Qualified Offering.

(f) Notwithstanding anything to the contrary contained herein, (i) the preemptive rights set forth in this Section 7.02 or the Initial Investment Agreement shall not apply to a Qualified Offering, including any rights offering, that is a public offering of up to $10 million that commences within six months of the Closing (the “Public Offering”), and each Investor waives any and all rights it has or may have to participate in the Public Offering; and (ii) if the Investor is offered the opportunity to exercise the preemptive rights set forth in this Section 7.02 as part of a private placement offering by the Company, then the Company shall have no obligation to provide similar preemptive rights in any concurrent public offering or related rights offering, at the same price per share as such private placement, to its existing shareholders other than the Investors.

Section 7.03 Compensation Matters. Prior to the Closing, the Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate (including securing any necessary waivers or consents) to provide that the issuance of the Purchased Shares to the Investor as contemplated by this Agreement will not trigger any Change of Control Benefits under any “change of control” provision in any agreements to which the Company, the Bank or any of the Subsidiaries is a party, including any employment, “change in control,” equity award, option, severance or other compensatory agreements and any Benefit Plan, and shall deliver true and complete copies of duly executed Waiver and Acknowledgement Agreements substantially in the form of Schedule V from each director and executive officer of the Company and the Bank, and each other employee of the Company or the Bank with Change of Control Benefits, waiving all rights, if any, which he or she might otherwise have to any Change of Control Benefits as a result of this Agreement or the Transaction.

Section 7.04 Commercially Reasonable Best Efforts. After the Closing Date, each party and its officers and directors shall use their respective commercially reasonable best efforts to take, or cause to be taken, all further actions necessary or desirable to carry out the purposes of this Agreement and their respective covenants, agreements and obligations hereunder.

Section 7.05 Manner of Offerings. The Company is offering the Purchased Shares through the Placement Agent to Investors that are Accredited Investors in transactions exempt from registration under Section 4(2) of the Securities Act on terms and conditions, including price, no more favorable than provided to CapGen, without CapGen’s prior written consent, following full disclosure of all such terms and conditions (including any side letters or other agreements, arrangement or understandings) to CapGen. If CapGen determines that the other Investors are receiving a more favorable price, or terms and conditions more favorable than those granted to the Investor hereby, the Company will cooperate with CapGen to provide CapGen with terms, conditions and rights in favor of CapGen no less favorable than those granted to any other person in the Transaction (including the Private Placement and the issuance of the Securities). CapGen shall purchase its Purchased Shares at the same per share price being offered to the other Investors, and the complete terms and conditions of CapGen’s purchase of its Purchased Shares are set forth herein.

Section 7.06 Indemnification.

(a) Indemnification of Each Investor. In addition to the indemnity provided in the Registration Rights Agreement, to the extent allowed under Applicable Law, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees, agents and representatives (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, members, partners, employees, agents and representatives (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Investor Party”), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in permitted settlements, court costs and reasonable attorneys’ fees and expenses of one counsel and costs of investigation (“Losses”) that any such Investor Party may suffer or incur as a result of (i) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against an Investor Party in any capacity, by any shareholder of the Company who is not Investor Party or an affiliate of that Investor Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Investor Party under this Agreement to the extent, but only to the extent that, Losses are attributable to any Investor’s material breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Private Placement Documents.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Investor Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.06(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of one counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses of such counsel; provided, however, the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to receive such notice. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel at the Company’s expense; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not affect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional, irrevocable release of such Indemnified Person from all liability and Losses arising out of such proceeding.

ARTICLE VIII.

TERMINATION

Section 8.01 Methods of Termination. This Agreement may be terminated at any time prior to the Closing by:

(a) the mutual written consent in writing of an Investor and the Company, but only as to the terminating Investor;

(b) any Investor but only with respect to the terminating Investor or the Company if the Closing of the sale of an aggregate of $50 million of Preferred Stock shall not have occurred by October 31, 2012 (the “Termination Date”), provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing;

(c) the Company if there has been a breach of any representation, warranty, covenant or agreement made by an Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by the Company to the Investor and (ii) the Termination Date; provided that the Company is not then in breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement and, provided further, that such termination by the Company shall only be as to the breaching Investor;

(d) an Investor if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 4.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by the Investor to the Company and (ii) the Termination Date; provided that the terminating Investor is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement and provided further that such termination by an Investor shall only be as to such Investor;

(e) the Company or an Investor in writing at any time after any applicable Regulatory Authority has denied finally or requested the withdrawal of any application by an Investor for approval of the Transaction; or

(f) CapGen, if other Investors are no longer parties to this Agreement and replacement Investors do not enter into this Agreement within 45 days after the termination by such initial other Investor(s) such that the total aggregate commitment by all Investors other than CapGen is not less than $25 million;

(g) any Investor if CapGen terminates this Agreement.

A termination by an Investor or by the Company with respect to one or more Investors, shall not effect a termination of this Agreement or the rights and obligations of the remaining parties to this Agreement, including each remaining Investor’s ability to terminate this Agreement.

Section 8.02 Effect of Termination. In the event of termination of this Agreement as to any Investor pursuant to Section 8.01 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other parties, and this Agreement shall terminate immediately to the extent provided in Section 8.01 upon receipt of such notice (or as otherwise set forth in Section 8.01(d) and Section 8.01(e)), unless an extension is consented to in writing by the party having the right to terminate. If this Agreement is terminated as provided herein, this Agreement shall become void as and to the extent provided in Section 8.01, except that Section 7.06, this Section 8.02 and Article 9 shall survive any such termination; provided, however, that nothing herein shall relieve any breaching party from liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

ARTICLE IX.

MISCELLANEOUS

Section 9.01 Certain Definitions. (a) The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Accredited Investor” has the meaning set forth in Rule 501 promulgated under the Securities Act.

“affiliate” means, with respect to any person, any other person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person.

“Applicable Law” means any domestic or foreign, federal, state or local, statute, law, ordinance, rule, administrative interpretation, regulation, holding, order, determination, writ,

injunction, directive, judgment, decree, permit, license or other requirement of any Governmental Authority applicable to the Company or the Subsidiaries, or their respective properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of such entity).

“beneficial ownership” and correlative terms have the meaning ascribed in Section 13(d)(3) of the Exchange Act and Rule 13d-3 thereunder)

“Board” means the Board of Directors of the Company.

“Business Day” means any day that it is not a Saturday, Sunday or other day in which banks in the State of Florida or New York are authorized or required by law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“Material Adverse Effect” means any event, effect, circumstance, occurrence or change that, individually or in the aggregate, (i) is material and adverse to the business, assets, liabilities, results of operations, financial condition, cash flows or prospects of the Company and the Subsidiaries (as defined below), taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Closing; provided, however, that Material Adverse Effect shall not be deemed to include (a) any events, effects, circumstances, occurrences or changes, after the date hereof, generally affecting the commercial banking industry, the economy, or the financial, real estate, securities or credit markets in the United States or elsewhere in the world, including effects on such industry, economy or markets resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (b) changes or proposed changes, after the date hereof, in GAAP, (c) changes or proposed changes, after the date hereof, in laws governing financial institutions and laws of general applicability or related policies or interpretations of any Governmental Authority (in the case of each of clauses (a), (b) and (c), other than effects, circumstances, occurrences or changes to the extent that such effects, circumstances, occurrences or changes have a materially disproportionate adverse affect on the Company and the Subsidiaries relative to other companies in the commercial banking industry), or (d) changes in the market price or trading volume of Common Stock (it being understood and agreed that the exception set forth in this clause (d) does not apply to the underlying reason or cause giving rise to or contributing to any such change).

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act) and shall include any successor (by merger or otherwise) of such entity.

“Related Interest” has the meaning ascribed to it by Regulation O promulgated by the Federal Reserve Board.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any person of which (i) the Company or any of its Subsidiaries is a general partner, (ii) the voting power to elect a majority of the board of directors or others performing similar functions is held by the Company and or any one or more of its Subsidiaries, or (iii) more than 50% of the equity interests is, directly or indirectly, owned or controlled by the Company or any one or more of its Subsidiaries.

(b) In this Agreement, (i) the words “include,” “includes,” and “including” and derivatives thereof are deemed to include and mean “without limitation,” whether by enumeration or otherwise; (ii) any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in that agreement; (iii) unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (iv) if any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day; and (v) the words “party” and “parties” refer only to a named party to this Agreement. The singular shall include the plural and vice versa, and any reference to gender shall include all genders.

Section 9.02 Specific Performance. Each party acknowledges that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and its terms and provisions in addition to any other remedy to which such party may be entitled, at law or in equity. In particular, the parties acknowledge that the business of the Company and the Subsidiaries is unique and recognize and affirm that in the event the Company breaches this Agreement, money damages may be inadequate and the Investor would have no adequate remedy at law, so that Investors shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Company’s obligations under this Agreement not only by action for damages but also by action for specific performance, injunctive, or other equitable relief.

Section 9.03 Expenses; Fee. At the Closing, the Company shall reimburse CapGen for all expenses incurred by CapGen in connection with its due diligence investigation of the Company and the Transaction and all preliminary, planning, preparation and pre-offering activities, the negotiation, drafting, execution, delivery, and performance of this Agreement and the Transaction, and the filing or pursuit of all regulatory approvals necessary to complete the Transaction (including, in all cases, the fees and expenses of its agents, representatives, attorneys, and accountants). In addition, at the Closing, the Company shall pay a fee of $500,000 to the Investors, to be divided among the Investors based on each Investor’s pro rata amount of the aggregate Purchased Shares purchased in the Private Placement. Except as otherwise provided in this Section 9.03, each party shall pay its own fees and expenses (including the fees and expenses of its agents, representatives, attorneys, and accountants) incurred in connection with the negotiation, drafting, execution, delivery, and performance of this Agreement and the Transaction.

Section 9.04 Survival. The representations and warranties of the Company contained herein shall survive the Closing and the delivery of and payment for the Purchased Shares.

Section 9.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

If to the Company, at:

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

Attention: Stephen C. Green

with a copy to:

McGuireWoods

Bank of America Tower

50 North Laura Street, Suite 3300

Jacksonville, Florida 32202-3661

Attention: Halcyon E. Skinner

If to the Investor, at:

CapGen Capital Group IV LP

c/o CapGen Financial

280 Park Avenue

40th Floor West, Suite 401

New York, New York 10017

Attention: John P. Sullivan

with a copy to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

Attention: Ralph F. MacDonald, III

If to any other Investor:

As provided on such Investor’s signature page hereto or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

Section 9.06 No Assignment; No Delegation. (a) No party may assign any of its rights under this Agreement, except with the prior written consent of the other parties, provided the Investor may assign its rights to the Purchased Shares to an affiliate or any person that shares a common discretionary investment adviser with the Investor without consent. All assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger (regardless of whether the party is the surviving or disappearing entity), consolidation, dissolution, operation of law, or any other manner. For purposes of this Section 9.06, a “change of control” is deemed an assignment of rights.

(b) No party may delegate any performance under this Agreement.

(c) Any purported assignment of rights or delegation of performance in violation of this Section 9.06 is void.

Section 9.07 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto, whether as third party beneficiaries or otherwise, other than Indemnified Persons.

Section 9.08 Governing Law. Except as otherwise provided in Section 6.04(c), the laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement, including its validity, interpretation, construction, performance, and enforcement.

Section 9.09 Amendments and Waivers. The parties may amend this Agreement only by a written agreement of the parties that is identified as an amendment to this Agreement. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, and such waiver shall be limited to the time and purpose specified therein. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of the Private Placement Documents, or to exercise any consent right hereunder, unless the same consideration also is offered to all of the Investors pro rata to their agreed-upon investment in Purchased Shares provided herein; provided, however, that CapGen may be reimbursed for any expense (including legal fees and charges) it incurs in connection with any such amendment, waiver or consent.

Section 9.10 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, as long as both the economic and legal substance of the transactions that this Agreement contemplates are not affected in any manner materially adverse to any party.

Section 9.11 Captions. The descriptive headings of the Articles, Sections and subsections and the table of contents of this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and do not affect this Agreement’s construction or interpretation.

Section 9.12 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.13 Further Assurances. From and after the date of this Agreement, upon the request of the Investors, on the one hand, or the Company and the Bank, on the other, the Investors, the Company and the Bank, as applicable, shall execute and deliver such other instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 9.14 No Construction Against Drafter. Each party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a party because it was responsible for drafting one or more provisions of this Agreement.

Section 9.15 Entire Agreement. This Agreement, including the schedules and exhibits hereto constitutes the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings. In entering into this Agreement, neither the Company and the Bank on the one hand, or the Investors on the other, have relied upon any statement, representation, warranty or agreement of the other party except for those expressly contained in this Agreement. No Investor has relied upon any statement, representation, warranty or agreement of any other Investor in determining to enter into this Agreement or to invest in any Securities. There are no conditions precedent to the effectiveness of this Agreement, other than those expressly stated in this Agreement.

Section 9.16 Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one and the same agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile shall have the same force and effect as a manually executed original. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

Section 9.17 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Private Placement Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Private Placement Document. Nothing contained herein or in any other Private Placement Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create any implication or presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Private Placement Documents or any matters. The Company acknowledges that the Investors are not acting (i) jointly, (ii) in concert or (iii) as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Private Placement Documents. The decision of each Investor to purchase Securities pursuant to the Private Placement Documents has been made by such Investor independently of, and without reliance on, any other Investor. Each Investor acknowledges that no other Investor has acted as agent or fiduciary for or representative of such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent or fiduciary for or representative of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Private Placement Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of any other Private Placement Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby is solely for convenience. It is expressly understood and agreed that each provision contained in this Agreement and in each other Private Placement Document is between the Company and a Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[SIGNATURE PAGES FOLLOW]

The parties have caused this Agreement to be executed as of the date first above written by their respective duly authorized officials.

JACKSONVILLE BANCORP, INC.

By:	/s/ Stephen C. Green
Name: Stephen C. Green
Title: Chief Executive Officer

Subscription Amount[1]
Up to $25,000,000.00	CAPGEN CAPITAL GROUP IV LP
Number of Purchased Shares: Up to 25,000	BY:	CAPGEN CAPITAL GROUP IV LLC,
AS GENERAL PARTNER OF CAPGEN CAPITAL GROUP IV LP

	By:	/s/ John R. Caughey
Name: John R. Caughey
Title: Vice President and Chief Financial Officer

1 The Subscription Amount and the number of Purchased Shares to be bought by CapGen are subject to the condition that in no event will such Purchased Shares (when considered on a fully converted basis), together with all other shares of Company Common Stock held by CapGen and its affiliates, exceed 49.9% of the Company’s outstanding shares of Company Common Stock at any time. The actual Subscription Amount and the Number of Purchased Shares shall be reduced, as necessary, from the maximum amount and maximum number of Purchased Shares shown above to an amount and number that, assuming Conversion of all Purchased Shares sold hereunder, will not exceed 49.9% of the Company’s outstanding shares of Common Stock upon the Closing.

SCHEDULE I

FORM OF PREFERRED STOCK DESIGNATION

JACKSONVILLE BANCORP, INC.

ARTICLES OF AMENDMENT

to the

AMENDED AND RESTATED ARTICLES OF INCORPORATION

DESIGNATING

MANDATORILY CONVERTIBLE, NONCUMULATIVE, NONVOTING, PERPETUAL PREFERRED STOCK,

SERIES A

JACKSONVILLE BANCORP, INC., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act (the “FBCA”), hereby certifies:

I.

The name of the Corporation is “Jacksonville Bancorp, Inc.”

II.

The Corporation’s Board of Directors, in accordance with the Corporation’s Amended and Restated Articles of Incorporation, as amended (the “Articles”) and bylaws, as amended (the “Bylaws”) and applicable law, including Sections 607.0602 and 607.0621 of the FBCA, has adopted the following resolution on [            ], 2012 for the purpose of designating and establishing a series of shares of $0.01 par value preferred stock of the Corporation designated as “Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A”:

RESOLVED, that pursuant to the Corporation’s Articles and Bylaws and applicable law, a series of preferred stock, par value $0.01 per share, from the Corporation’s authorized shares hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. There is created hereby from the Corporation’s authorized, undesignated and unissued shares of Preferred Stock, a series of Preferred Stock designated as the “Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A”, $0.01 par value per share (the “Series A Preferred Stock”).

Section 2. Number of Shares. The total number of authorized shares of Series A Preferred Stock shall be 75,000 shares, which may from time to time be increased or decreased (but not below the number then outstanding) by the Corporation’s Board of Directors.

Section 3. Definitions. As used herein, the following terms shall have the meanings specified below:

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such particular person or entity. The term “control” (including the terms “controlling”, “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Articles” has the meaning set forth in the recitals.

“Average VWAP” means the average of the VWAP for each Trading Day in the relevant period.

“BHC Act” means the federal Bank Holding Company Act of 1956, as amended, and the Federal Reserve regulations thereunder.

“Board” or “Board of Directors” means the Corporation’s board of directors or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York or Jacksonville, Florida are authorized or required by law, regulation or executive order to close.

“CapGen” has the meaning set forth in Section 5(a).

“CIBC Act” means the federal Change in Bank Control Act, as amended, and the Federal Reserve regulations thereunder.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Conversion” means a Mandatory Conversion.

“Conversion Date” has the meaning set forth in Section 5(a).

“Conversion Price” means the Liquidation Amount per share of Series A Preferred Stock divided by the Conversion Rate then in effect. The initial Conversion Price is $[            ].

“Conversion Rate” means, initially, [            ] shares of Common Stock per share of Series A Preferred Stock issuable upon Conversion, based on an initial Conversion Price of $[            ] per share of Common Stock, and is subject to adjustment as provided herein.

“Corporation” has the meaning set forth in the preamble.

“Current Market Price” of the Common Stock on any day, means the Average VWAP of the Common Stock for the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (i) through (vi) of Section 6(e). For purposes of this definition, “ex-date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

“Depositary” means DTC or its nominee, Cede & Co., or any successor appointed by the Corporation.

“Dividend Payment Date” means [__________ 15] and [__________ 15] of each year, commencing [__________ 15], 2012.

“Dividend Payment Commencement Date” means [__________ 15], 2012.

“Dividend Period” means the period commencing on and including a Dividend Payment Date (or, with respect to the first Dividend Period, commencing on and including the Issue Date) and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.

2

“Dividend Threshold Amount” has the meaning set forth in Section 6(g)(D).

“DTC” means The Depository Trust Company.

“Electing Share” has the meaning set forth in Section 7.

“Exchange Property” has the meaning set forth in Section 7.

“Expiration Date” has the meaning set forth in Section 6(d)(vi).

“FBCA” has the meaning set forth in the preamble.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Issue Date” means the first date of issuance of shares of Series A Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of Corporation capital stock (including Preferred Stock of any other series) issued in the future, unless the terms of which expressly provide that it ranks senior to, or on a parity with, Series A Preferred Stock as to rights dividend rights and/or as to on liquidation, dissolution or winding up of the Corporation.

“Liens” has the meaning set forth in Section 8(b).

“Liquidation Amount” means, initially, $1,000 per share of Series A Preferred Stock (as subsequently adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

“Liquidation Preference” has the meaning set forth in Section 10(a).

“Mandatory Conversion” has the meaning set forth in Section 5(a).

“Market Disruption Event” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the SEC or the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the SEC or relevant exchange or quotation system or otherwise relating to the Common Stock or in futures or option contracts relating to the Common Stock on the relevant exchange or quotation system, (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock on any relevant exchange or quotation system, or (iii) the failure to open of the exchange or quotation system on which the Common Stock or futures or options contracts relating to the Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours), unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

“Nasdaq” means the Nasdaq Global Market or other Nasdaq market in which the Corporation’s Common Stock is then traded.

3

“Notice of Mandatory Conversion” has the meaning set forth in Section 5(b).

“Parity Stock” means any class or series of Corporation capital stock (other than the Series A Preferred Stock) authorized in the future, the terms of which expressly provide that such class or series will rank on a parity with Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or noncumulatively).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of the Corporation’s preferred stock, including the Series A Preferred Stock.

“Purchased Shares” has the meaning set forth in Section 6(d)(vi).

“Record Date” means, (i) with respect to payment of dividends on outstanding shares of Series A Preferred Stock, the 1st calendar day immediately preceding the relevant Dividend Payment Date or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, and (ii) for purpose of an adjustment to the Conversion Rate pursuant to Section 6, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Holder” means, as to any day, the Holder of record of outstanding shares of Series A Preferred Stock as they appear on the stock register of the Corporation or its Transfer Agent at the close of business on such day.

“Regulatory Approvals” with respect to any Holder, means the collective reference, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series A Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the BHC Act, the CIBC Act or any similar state laws, Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case to the extent necessary to permit such Holder to convert such shares of Series A Preferred Stock and own shares of Common Stock pursuant to these Articles of Amendment.

“Reorganization Effective Time” has the meaning set forth in Section 7.

“Reorganization Event” has the meaning set forth in Section 7.

“SEC” means the United States Securities and Exchange Commission.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Series A Preferred Stock Certificate” has the meaning set forth in Section 20.

“Shareholder Approvals” means all approvals by the Corporation’s shareholders necessary to (i) approve the issuance of Common Stock upon the Mandatory Conversion for purposes of Rule 5635 of the Nasdaq Listing Rules, and (ii) amend the Articles to increase the number of authorized shares of Common Stock to permit the Mandatory Conversion in full and to provide additional authorized shares of Common Stock for general corporate purposes.

“Spin-Off” has the meaning set forth in Section 6(d)(iv)(B).

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“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Nasdaq is open for trading, or, if the Common Stock (or any other securities, cash or other property into which shares of the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the Nasdaq, any day on which the principal national securities exchange or trading system on which the Common Stock (or such other property) is listed or traded is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange or traded on a trading system, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 P.M. Eastern Time or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means, initially, Registrar and Transfer Company, and any successor transfer agent as provided in Section 19. The Transfer Agent shall also be the registrar for the Series A Preferred Stock.

“U.S. Alien Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Voting Parity Stock” means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote as specified in Section 13(b) of these Articles of Amendment, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

“VWAP” means, on any Trading Day the volume weighted average price per share of Common Stock as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 A.M. to 4:00 P.M., Eastern Time, on such Trading Day; or, if such price is not available, the volume weighted average price means the market value per share of our Common Stock on such trading day as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

Section 4. Dividends.

(a) Commencing on the Issue Date, Holders of shares of outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of Corporation funds legally available therefor, noncumulative dividends in arrears at the rate per annum of 15% per share on the Liquidation Amount (equivalent to $150.00 per annum per share), payable semi-annually on each Dividend Payment Date beginning on the Dividend Payment Commencement Date until the Conversion Date. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders as of the applicable Record Date with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next succeeding Business Day without adjustment and without interest. Accumulations of dividends on shares of Series A Preferred Stock shall not bear interest. Dividends payable for any period other than a full Dividend Period (based on the number of actual days elapsed during the period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.

(b) Dividends on the Series A Preferred Stock are not cumulative. To the extent that the Corporation’s Board of Directors does not declare and pay dividends on the Series A Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, in full or otherwise, such unpaid dividend shall not accrue and shall not be payable. The Corporation shall have no obligation to pay dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or to pay interest (or any other sum of money in lieu of interest) with respect to such scheduled, but missed dividends, whether or not the Corporation declares dividends on the Series A Preferred Stock for any subsequent Dividend Period.

(c) So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid upon, or any sum set apart for the payment of dividends upon, the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to this Section 4(d) in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all dividends on all outstanding shares of the Series A Preferred Stock for any Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the

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payment thereof has been set aside for the benefit of the Holders of shares of Series A Preferred Stock on the applicable Record Date). The foregoing limitation shall not apply to (i) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (ii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Issue Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

(d) When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon shares of Series A Preferred Stock and any shares of Parity Stock, all dividends declared on shares of Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as full dividends payable on the Series A Preferred Stock for such Dividend Period and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to the dividends being declared by the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the Holders of shares of Series A Preferred Stock prior to such Dividend Payment Date.

(e) If the Conversion Date is on or prior to the Dividend Payment Commencement Date, no Holder of shares of Series A Preferred Stock will have any right to receive any dividends on the Series A Preferred Stock with respect to such Dividend Period, whether upon Conversion or otherwise.

(f) All dividends on shares of Series A Preferred Stock shall be paid solely in cash.

(g) Prior to the Conversion Date, shares of Common Stock issuable upon Conversion of any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series A Preferred Stock shall have no rights as holders or otherwise with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series A Preferred Stock.

Section 5. Mandatory Conversion; Conversion Procedures.

(a) Effective as of the close of business on the Business Day on which the Shareholder Approvals are received (the “Conversion Date”) with respect to Series A Preferred Stock, all shares of Series A Preferred Stock shall, without any action by the holders, automatically convert into the number of shares of Common Stock as set forth below (the “Mandatory Conversion”). Upon the Conversion Date, each certificate representing shares of Series A Preferred Stock shall represent solely the right to receive a certificate representing the number of shares of Common Stock issued upon the Conversion Date for the shares of Series A Preferred Stock represented by each such certificate, upon proper surrender of such certificates to the Corporation or cancellation of such book entries on the Corporation’s or its Transfer Agent’s records, as applicable. The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing the Liquidation Amount by the Conversion Price (subject to the conversion procedures of Section 6 hereof) plus cash in lieu of fractional shares in accordance with Section 9 hereof.

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(b) Upon receipt of the Shareholder Approvals, the Corporation shall provide promptly, but in any event within five (5) Business Days thereafter, notice of conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)	the Conversion Date;

(ii)	a form of letter of transmittal to be completed and returned to the Transfer Agent;

(iii)	the number of shares of Common Stock (plus cash in lieu of fractional shares, if any pursuant to Section 9) received upon Conversion of each share of Series A Preferred Stock held of record by such Holder upon such Mandatory Conversion; and

(iv)	the place or places where Series A Preferred Stock Certificates (if held in certificated form) held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(c) Upon receipt by the Transfer Agent of a completed and duly executed letter of transmittal as contemplated by Section 5(b), and proper surrender of the Series A Preferred Stock certificate (if held in certificated form), the Corporation shall, within two (2) Business Days following notification from the Transfer Agent of the proper surrender of such certificate, instruct the Transfer Agent to issue a certificate for that number of shares of Common Stock issuable upon the Conversion of the shares of Series A Preferred Stock represented by such certificate.

Section 6. Certain Conversion Procedures and Adjustments.

(a) On the Conversion Date, the Series A Preferred Stock shall no longer be outstanding, and dividends shall no longer accrue, be declared or paid on any shares of Series A Preferred Stock for the current Dividend Period and any prior Dividend Periods and, in each case, subject to the right of Holders of such shares to receive solely (i) the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible, and (ii) payments, if any, to which such Holders are entitled pursuant to Sections 5 and 9, as applicable.

(b) Shares of Series A Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance, provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock.

(c) The Record Holder of the Series A Preferred Stock shall be solely entitled to receive the Common Stock and/or cash, securities or other property issuable upon the Conversion, and, prior to the Conversion, shall not be treated for any purpose as the Record Holder(s) of such shares of Common Stock and/or other securities. No shares of Common Stock issuable upon the Conversion shall be issued to a Person other than the respective Record Holders of shares of Series A Preferred Stock.

(d) The Conversion Rate shall be adjusted from time to time as follows:

(i)	If the Shareholder Approvals are not received within 75 calendar days following the Issue Date, the Conversion Price will be decreased (in addition to any other adjustments pursuant to this Section 6) by 10% effective as of 76th day following the Issue Date and the Conversion Rate shall concurrently be adjusted to give effect to such change.

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(ii)	If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock (other than in connection with a Reorganization Event), or if the Corporation effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [OS1 /OS0]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this clause (ii) shall become effective on the date that is immediately after (x) the Record Date or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (ii) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iii)	If the Corporation issues to all holders of Common Stock any rights, warrants, options or other securities (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a Reorganization Event) entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or if the Corporation issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Current Market Price of the Common Stock on the Record Date, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(OS0 + X) / (OS0 + Y)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date

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X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities (or upon conversion of such securities)

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities (or the conversion price for such securities paid upon conversion) and (B) the Current Market Price per share of Common Stock immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this clause (iii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Current Market Price per share of Common Stock on the applicable date, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration the Corporation receives for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. If any right, warrant, option, other security or convertible security described in this clause (iii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

Any adjustment made pursuant to this clause (iii) shall become effective on the date that is immediately after the Record Date.

(iv)	(A) If the Corporation distributes capital stock (other than Common Stock), evidences of indebtedness or other assets or property of the Corporation to all holders of the Common Stock, excluding:

(x)	dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (ii) or (iii) above,

(y)	dividends or distributions paid exclusively in cash, and

(z)	Spin-Offs (as described below),

then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - FMV)]

where

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CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock on the Record Date

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date.

Notwithstanding the immediately preceding sentence, if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Corporation are distributed to holders of Common Stock, for each share of Series A Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation such holder of Series A Preferred Stock would have received had such holder of Series A Preferred Stock owned a number of shares of Common Stock into which such Series A Preferred Stock is then convertible at the conversion rate in effect on the Record Date for such distribution.

An adjustment to the Conversion Rate made pursuant to this clause (iv)(A) shall be made successively whenever any such distribution is made and shall become effective on the Record Date.

(B) If the Corporation distributes to all holders of the Common Stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV0 + MP0) /MP0]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

FMV0	=	the average volume weighted average price of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution

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trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value (as determined in good faith by the Board of Directors) of the capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock

MP0	=	the Average VWAP of the Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for the Common Stock.

An adjustment to the Conversion Rate made pursuant to this clause (iv)(B) will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following and including the date of the Spin-Off, references with respect to the Spin-Off to “the 10 consecutive Trading Days” shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date and the adjustment in respect of such conversion shall occur immediately prior to the conversion.

If any such dividend or distribution described in this clause (iv) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)	If the Corporation pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock in excess of regular quarterly dividends equal to the Dividend Threshold Amount, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - C)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock as of the Record Date

C	=	the excess of the amount in cash per share that the Corporation distributes to holders of the Common Stock over the Dividend Threshold Amount.

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An adjustment to the Conversion Rate made pursuant to this clause (v) shall become effective on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution. If any dividend or distribution described in this clause (v) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(vi)	If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV + (SP1 × OS1)) / (SP1 × OS0)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date

CR1	=	the new Conversion Rate in effect immediately after the Expiration Date

FMV	=	The fair market value (as determined in good faith by the Board of Directors) on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

OS0	=	the number of shares of Common Stock outstanding on the Expiration Date, including any Purchased Shares

OS1	=	the number of shares of Common Stock outstanding on the Expiration Date, excluding any Purchased Shares

SP1	=	the Average VWAP of the Common Stock for the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Expiration Date.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to such Conversion Rate will be made. Any adjustment to a Conversion Rate made pursuant to this clause (vi) shall become effective on the date immediately following the last Trading Day included in the determination of the Average VWAP of the Common Stock for purposes of SP1

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above; provided that in respect of any conversion within the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references to the “10 consecutive Trading Days” with respect to this clause (vi) shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the Expiration Date and the Conversion Date, and the adjustment in respect of such conversion shall occur immediately prior to the conversion. If the Corporation or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(vii)	If the Corporation has in effect a shareholder rights plan while any shares of Series A Preferred Stock remain outstanding, Holders of Series A Preferred Stock will receive, upon a conversion of Series A Preferred Stock, in addition to Common Stock, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series A Preferred Stock would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series A Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to clause (iv) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Conversion Rates pursuant to clauses (iii) or (iv) above.

(e) The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 6, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons. If any adjustment to the Conversion Rate is treated as a distribution to any U.S. Alien Holder which is subject to withholding tax, the Corporation (or the Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Holder.

(f) No adjustment in any Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account and included in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to the Conversion. No adjustment to the Conversion Rates need be made if Holders may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of shares of Series A Preferred Stock—if such assets or securities are convertible, exchangeable or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of shares of Series A Preferred Stock.

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(g) The applicable Conversion Rate shall not be adjusted:

(A)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;

(C)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D)	as a result of payment of regular quarterly dividends on the Common Stock not in excess of $0.01 per share (the “Dividend Threshold Amount”);

(E)	for a change in the par value of the Common Stock; or

(F)	as a result of a tender offer made solely to holders of fewer than 100 shares of the Common Stock.

(h) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(i) Whenever the Conversion Rate is to be adjusted, the Corporation shall: (i) compute such adjusted Conversion Rate and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Conversion Rate, the method of calculating the adjusted Conversion Rate in reasonable detail and the facts requiring such adjustment; (ii) as soon as practicable following the determination of a revised Conversion Rate, provide, or cause to be provided, a written notice to the Holders of shares of Series A Preferred Stock of the occurrence of such event, a statement setting forth such revised Conversion Rate, the method of calculating the adjusted Conversion Rate in reasonable detail and the facts requiring such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 7. Reorganization Events.

(a) In the event that any of the following events occurs prior to the Conversion Date:

(i)	any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person),

(ii)	any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s property and assets, or

(iii)	any reclassification of the Common Stock into securities including securities other than the Common Stock (any such event specified in paragraphs (a) through (c) of this Section 7, a “Reorganization Event”),

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then each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall at each Holder’s option, subject to the applicable rules of Nasdaq Global Market or any other national securities exchange or automated quotation system where the Common Stock is listed and other applicable laws and regulations, upon the effective date and time (“Reorganization Effective Time”) of such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Reorganization Event) per share of Common Stock (the “Exchange Property”) as if the Holder of such share of Series A Preferred Stock had converted such share into Common Stock immediately prior to such Reorganization Event and exercised his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event and in respect of which such rights of election shall have been exercised (“Electing Share”), then, for the purpose of this Section 7 the kind and amount of securities, cash and other property receivable upon such Reorganization Event by the holder of each Electing Share shall be deemed to be the weighted average of the kinds and amounts so receivable per share by the holders of the Electing Shares). The amount of Exchange Property receivable upon any Reorganization Event shall be determined based upon the Conversion Rate in effect on such Reorganization Effective Time.

The above provisions of this Section 7 shall similarly apply to successive Reorganization Events and the provisions of Section 8 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, within 20 days of the Reorganization Effective Time of any Reorganization Event, provide written notice to the Holders of the occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation or effect of this Section 7.

The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7.

Section 8. Reservation of Common Stock.

(a) Following the receipt of the Shareholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 8 (a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing Section 8(a), the Corporation shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, claims, charges, security interests or encumbrances (other than liens, claims, charges, security interests and other encumbrances, if any, created by the Holders) (“Liens”).

(c) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental or regulatory authority.

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(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Global Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of shares of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of shares of Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 9. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any Conversion, the Corporation shall at its option either (i) issue to such Holder an amount of shares rounded up to the next whole share of Common Stock or (ii) pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Current Market Price of the Common Stock as of the end of the Trading Day preceding the Conversion Date.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 10. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder of shares of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital, surplus or other) available for distribution to shareholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (i) Liquidation Amount per share of Series A Preferred Stock and (ii) any declared and unpaid dividends on such share to the extent provided in Section 4 (all such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If any distribution described in Section 10(a) of the Corporation’s assets or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and the corresponding amounts payable with respect of any other Corporation capital stock ranking equally with Series A Preferred Stock as to such distribution, Holders of Series A Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions (including, if applicable, dividends on such amount) to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series A Preferred Stock and the corresponding amounts payable with respect of any other Corporation capital stock ranking equally with Series A Preferred Stock as to such distribution has been paid in full, the Holders of the Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation (or the proceeds thereof).

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(d) Merger, Consolidation and Sale of Assets Not a Liquidation. For purposes of this Section 10, a Reorganization Event, including, without limitation, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of shares of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease, or exchange (for cash, securities or other property) or pledge of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 11. No Sinking Fund, etc. The shares of Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of shares of Series A Preferred Stock will have no right to require the Corporation to redeem or repurchase any shares of Series A Preferred Stock.

Section 12. Status of Repurchased Shares. Shares of Series A Preferred Stock that are converted into Common Stock or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock undesignated as to series (provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock).

Section 13. Voting Rights.

(a) General. The Holders of shares of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. Holders of shares of Series A Preferred Stock will be entitled to one vote for each such share on any matter on which Holders of shares of Series A Preferred Stock are entitled to vote, including any action by written consent.

(b) Voting Rights as to Particular Matters. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)	Authorization of Senior Stock. Any amendment or alteration of the Articles or any articles of amendment thereto to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Corporation capital stock Corporation ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)	Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles or these Articles of Amendment thereto (including, unless no vote on such merger, consolidation or other transaction is required by clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of shares of Series A Preferred Stock; or

(iii)

Share Exchanges, Reclassifications, Mergers and Consolidations. Any Reorganization Event, including, without limitation, a binding share exchange or reclassification involving the shares of Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger, consolidation or share exchange with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences,

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privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of shares of Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, any changes described in Sections 13(b)(i) or (ii) in connection with or as a result of a Reorganization Event or other event described in Section 13(b)(iii) shall require the vote of the Holders of the Series A Preferred Stock;

provided further, however, that for all purposes of this Section 13(b), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding shares of the Series A Preferred Stock.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Corporation’s Articles, the Corporation’s Bylaws and applicable law and the rules of Nasdaq or any national securities exchange or other trading facility, if any, on which Series A Preferred Stock is listed or traded at the time.

Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 15. Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person, by overnight courier, or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series A Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series A Preferred Stock in any manner permitted by or customarily used by such facility and its participants.

Section 16. No Preemptive Rights; No Redemption Rights. No share of Series A Preferred Stock shall have any preemptive rights whatsoever under the Articles and these Articles of Amendment as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No holder of shares of Series A Preferred Stock shall have at any time the right to put such shares of Series A Preferred Stock to the Corporation or to have the Corporation redeem any shares of Series A Preferred Stock.

Section 17. Redemption by the Corporation. The Series A Preferred Stock shall not be redeemable by the Corporation. In all events, any repurchase or redemption of Series A Preferred Stock shall be subject to the prior approval of the Corporation’s primary federal banking regulator, if required by applicable law or regulation or if such approval is a requirement to the Series A Preferred Stock being classified as Tier 1 capital (or the equivalent) for bank regulatory purposes, together with any other required regulatory approvals.

Section 18. Replacement Stock Certificates. If any of the Series A Preferred Stock Certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock Certificate, or in lieu of and substitution for the Series A Preferred Stock Certificate lost, stolen or destroyed, a new Series A Preferred Stock

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Certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock Certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

Section 19. Transfer Agent, Registrar, Conversion and Dividend Paying Agent. The duly appointed transfer agent, registrar, conversion and dividend paying agent for shares of Series A Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of shares of Series A Preferred Stock.

Section 20. Form. The Series A Preferred Stock shall be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Series A Preferred Stock Certificate”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. Each Series A Preferred Stock Certificate shall reflect the number of shares of Series A Preferred Stock represented thereby, and may have notations, legends or endorsements required by applicable law, applicable Nasdaq or other securities exchange or DTC rules and arrangements, agreements to which the Corporation is subject, if any, (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Series A Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Transfer Agent.

Two duly authorized officers of the Corporation shall sign each Series A Preferred Stock Certificate for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an officer whose signature is on a Series A Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series A Preferred Stock Certificate, the Series A Preferred Stock Certificate shall be valid nevertheless. A Series A Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Series A Preferred Stock Certificate. Each Series A Preferred Stock Certificate shall be dated the date of its countersignature.

Section 21. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any initial issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 22. Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, or in the Articles or as provided by applicable law.

III.

These Articles of Amendment were duly adopted by the Board of Directors on ____________, 2012.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Corporation has authorized and caused these Articles of Amendment to be signed by its President and Chief Executive Officer as of ____________, 2012.

JACKSONVILLE BANCORP, INC.

By:
Name: Stephen C. Green
Title: President and Chief Executive Officer

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Exhibit A

Number PA [ ]	Shares [Number of Shares]

JACKSONVILLE BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT is the owner of	NAME [NUMBER OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF MANDATORILY CONVERTIBLE,

NONCUMULATIVE, NONVOTING, PERPETUAL PREFERRED STOCK, SERIES A, $0.01 PAR VALUE OF

JACKSONVILLE BANCORP, INC.,

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation, as amended, and By-laws of the Corporation as now or hereafter amended to all of which the holder hereof by acceptance hereby assents.

This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:		COUNTERSIGNED AND REGISTERED Registrar and Transfer Company

PRESIDENT & CHIEF EXECUTIVE OFFICER		TRANSFER AGENT AND REGISTRAR

	[CORPORATE SEAL]	By:__________________________
CORPORATE SECRETARY		Authorized Signature

21

JACKSONVILLE BANCORP, INC.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE CORPORATION WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS DATE THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - _______ Custodian ________ (Cust) (Minor) under Uniform Gifts to Minors Act _________________ (State)

TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, _______________________________________do hereby sell, assign and transfer unto

________________________________________________________________________________________________Shares of the Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series A, represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________________________Attorney to transfer the Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ________________	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION”

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WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alternation or enlargement, or any change whatever.	SIGNATURE GUARANTEED BY:

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SCHEDULE II

SUBSIDIARIES

Subsidiaries of Jacksonville Bancorp, Inc.:

The Jacksonville Bank, a non-member banking corporation organized in the State of Florida

Atlantic BancGroup, Inc. Statutory Trust I, a Delaware statutory trust

Jacksonville Statutory Trust I, a Delaware statutory trust

Jacksonville Statutory Trust II, a Delaware statutory trust

Jacksonville Bancorp, Inc. Statutory Trust III, a Delaware statutory trust

Subsidiaries of The Jacksonville Bank:

East Arlington, Inc., a Florida corporation

Fountain Financial, Inc., a Florida corporation

Jarrett Point, LLC, a Florida limited liability company

Parman Place, Inc., a Florida corporation

S. PT. Properties, Inc., a Florida corporation

TJB Properties, LLC, a Florida limited liability company

SCHEDULE III

FORM OF SHARE INCREASE AMENDMENT

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

JACKSONVILLE BANCORP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned Corporation adopts these Articles of Amendment.

FIRST: The name of the Corporation is JACKSONVILLE BANCORP, INC.

SECOND: The Amended and Restated Articles of Incorporation of this Corporation are amended by replacing paragraph 4.01 of Article IV so that, as amended, said paragraph shall read as follows:

“4.01 General. The total number of shares of all classes of capital stock of the Corporation (“Shares”) that the Corporation shall have the authority to issue is 360 million, consisting of the following classes:

(1) 350 million Shares of common stock, $0.01 par value per share (“Common Stock”); and

(2) 10 million Shares of preferred stock, $0.01 par value per share (“Preferred Stock”).”

THIRD: The amendment to the Amended and Restated Articles of Incorporation of the Corporation set forth above was adopted on ______________, 2012.

FOURTH: The amendment was approved by the Corporation’s shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

Signed on ________________, 2012.

JACKSONVILLE BANCORP, INC.

By:
Stephen C. Green, President & CEO

SCHEDULE IV

FORM OF INCENTIVE PLAN AMENDMENT

APPENDIX A

SECOND AMENDMENT TO THE

2008 AMENDMENT AND RESTATEMENT OF THE

JACKSONVILLE BANCORP, INC. 2006 STOCK INCENTIVE PLAN

This SECOND AMENDMENT (the “Amendment”) to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan by Jacksonville Bancorp, Inc., a Florida corporation (the “Company”), shall be effective upon the date of approval (the “Effective Date”) of the Amendment by the affirmative vote of the holders of a majority of the votes cast at the ___________, 2012 Special Meeting of the Company’s shareholders.

WHEREAS, the Company maintains the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, effective April 29, 2008 (the “Plan”).

WHEREAS, pursuant to Section 14 of the Plan, the Board of Directors of the Company desires to (i) increase the number of shares of common stock available for issuance under the Plan, and (ii) eliminate certain minimum vesting conditions for awards of restricted stock and restricted stock units.

NOW, THEREFORE, the Plan is amended as follows as of the Effective Date:

I.	Section 4(a) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“(a) Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of [________] common shares of Company Stock, which shall be authorized but unissued shares. All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.”

II.	Section 7(d) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire. The terms and conditions may include the achievement of a Performance Goal. The Committee may, in its discretion, grant a Restricted Stock award all or any portion of which is immediately vested as of the Date of Grant. The terms and conditions of a Restricted Stock award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code Section 162(m).”

III.	Section 8(b) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii) a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify. The Committee may, in its discretion, grant a Restricted Stock Unit award all or any portion of which is immediately vested as of the Date of Grant. In addition, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Unit award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code Section 162(m).”

IV.	In all respects not amended above, the Plan is hereby ratified and confirmed.

*        *        *        *        *

To record adoption of the Second Amendment as set forth above, the Company has caused this document to be signed on this ________ day of __________, 2012.

JACKSONVILLE BANCORP, INC.

By:
Name:
Title:

2

SCHEDULE V

FORM OF DIRECTOR AND OFFICER WAIVER

AND ACKNOWLEDGEMENT AGREEMENT

[See attached.]

WAIVER AND ACKNOWLEDGMENT AGREEMENT

THIS WAIVER AND ACKNOWLEDGEMENT AGREEMENT (“Agreement”) dated as of August ___, 2012 is by and among JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”), THE JACKSONVILLE BANK, a Florida state-charted commercial bank and wholly owned subsidiary of the Company (the “Bank”), and the undersigned individual who is an officer or director of the Company and/or the Bank (the “Official”). This Agreement is being executed and delivered pursuant to the terms of the Stock Purchase Agreement dated as of August 22, 2012 (the “Stock Purchase Agreement”), by and among the Company, CapGen Capital Group IV LP (“CapGen”) and various other investors signatories thereto (collectively, CapGen and such other investors are called the “Investors”). The Company is offering an aggregate of 50,000 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share (the “Convertible Preferred Stock”), on the terms and conditions set forth in the Stock Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings provided in the Stock Purchase Agreement.

WHEREAS, certain agreements and plans of the Company, the Bank, and their affiliates may provide benefits or rights to the Official upon the occurrence of a “change of control,” “change in control” or similar transaction or event (individually and collectively, “CIC Event”) involving the Company and/or the Bank;

WHEREAS, as a condition to the Investors’ investment in the Company, the Investors have required that each Official enter into this Agreement to ensure that the Stock Purchase Agreement and the transactions contemplated therein will not cause or trigger any payment, termination, acceleration or vesting of payment or benefit of any type or other rights as a result of a CIC Event or under any similar provision in any employment, severance or other agreements, plans, benefits, awards, insurance policies, severance plans or policies, retirement plans or policies, and other policies or practices to which the Company, the Bank or any of their Subsidiaries is a sponsor or party, or to which the Official is a party, holder, beneficiary or has any rights (collectively, all such agreements, plans, benefits awards and policies are called “Company Agreements”) upon a CIC Event with respect to the Company and/or the Bank and their Subsidiaries; and

WHEREAS the Official desires to execute, deliver and perform this Agreement to induce the Investors to enter into the Stock Purchase Agreement and complete the Transaction;

NOW THEREFORE, in consideration of the premises, the substantial benefits to be derived by the Official as a result of the Stock Purchase Agreement and the transactions contemplated thereby, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the undersigned, intending to be legally bound, agree as follows:

1. Waiver. The Official hereby irrevocably waives any and all rights, and agrees not to assert any claims, demands, actions and proceedings of any type or kind, that he or she may have under any Company Agreement with respect to any payment, benefit, termination, acceleration of vesting or payment or benefit of any type, and all other rights, payments and benefits of any kind whatsoever upon or following a CIC Event that may arise or result from the Stock Purchase Agreement, the issuance and Conversion of the Convertible Preferred Stock, and the other transactions contemplated in the Stock Purchase Agreement.

2. Reliance. The Official acknowledges and understands that the Investors would not have entered into the Stock Purchase Agreement without this Agreement and that each Investor is an express third-party beneficiary hereof.

3. Miscellaneous.

(a) As used herein, the singular shall include the plural and any reference to gender shall include all other genders. The terms “include,” “including” and similar phrases shall mean including without limitation, whether by enumeration or otherwise.

(b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by reliable overnight delivery or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, at the Company’s corporate office, and (ii) if to the Official, at the address shown under his or her signature on the signature page of this Agreement.

(c) The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement. A facsimile or electronic signature shall be binding and shall constitute and have the same force and effect as an original signature for all purposes.

(e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to the applicable conflicts of laws principles thereof. This Agreement shall be binding upon and inure to the benefit of the undersigned and their successors, assigns, estates, legatees, heirs and personal and legal representatives, and transferees of shares of Common Stock.

(g) The Official understands and agrees that irreparable damage would occur and that none of the Company, the Bank or the Investors would have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, the Bank and/or the Investors shall be entitled to an injunction or injunctions and other equitable relief, including specific performance, to prevent breaches or attempted breaches by the Official of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or in Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity, including damages. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Florida or Florida state court and (iv) shall not seek or require the Company to post any bond or security in connection with enforcing this Agreement.

(h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(i) In the event that a party seeks to obtain or enforce any right or benefit provided by this Agreement through legal proceedings, and in the event that such party prevails in any such legal proceedings pursuant to which an arbitral panel, court or other governmental authority issues a final order, judgment, decree or award granting substantially the relief sought, then the prevailing party shall be entitled upon demand to be paid by the other party, all reasonable costs incurred in connection with such legal proceedings, including the reasonable legal fees and charges of one counsel, provided no party shall be entitled to any punitive or exemplary damages, which are hereby waived;

(j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by the Company, the Bank and the Official, following unanimous approval by the Company’s and the Bank’s boards of directors (excluding the vote of any requesting Official who is a director), provided the affected Official shall be recused from the board of directors’ consideration and vote upon any such proposed amendment, modification of waiver.

[Signatures on following page.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first herein above written.

JACKSONVILLE BANCORP, INC.

By:
Name:
Title:

THE JACKSONVILLE BANK

By:
Name:
Title:

OFFICIAL

Name:
Address:

[signature page to Acknowledgement and Waiver]

SCHEDULE VI

FORM OF DIRECTOR AND EXECUTIVE OFFICER SUPPORT AGREEMENT

August __, 2012

CONFIDENTIAL

Jacksonville Bancorp, Inc.

100 North Laura Street

Suite 100

Jacksonville, Florida 32202

Re: Director and Officer Support Agreement of Capital Raise

In connection with the current offering (the “Offering”) by Jacksonville Bancorp, Inc. (the “Company”) of its Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share (the “Convertible Preferred Stock”), the undersigned irrevocably agrees, and grants the Company an irrevocable proxy coupled with an interest, to vote all shares of the Company’s common stock in favor of the following proposals: (i) the amendment of the Company’s amended and restated articles of incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of its common stock; (ii) the issuance of shares of the Company’s common stock upon the conversion of the Convertible Preferred Stock; (iii) the amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as set forth in Schedule IV to the Stock Purchase Agreement dated as of August 22, 2012, by and among the Company, The Jacksonville Bank and the various Investors signatory thereto; and (iv) authorization of an amendment to the Articles of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock at a ratio of up to 1-for-20, in the sole discretion of the Company’s board of directors (proposals (i)-(iv), the “Proposals”), at any shareholder meeting held following the Offering in which one or more of the Proposals are submitted to the Company’s shareholders for approval.

Yours very truly,

By:
Name:
Title:

cc:	Scott Clark
Sandler O’Neill & Partners, L.P.

SCHEDULE VII

FORM OF REGISTRATION RIGHTS AGREEMENT

[See Exhibit 10.2.]